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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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2 2 5  S O U T H  M A I N  A V E N U E

S I O U X  F A L L S,  S O U T H  D A K O T A  5 7 1 0 4

              P H O N E  ( 6 0 5 )  3 3 3 - 7 5 5 6 • F A X ( 6 0 5 ) 3 3 3 - 7 6 2 1

October 13, 2010

Dear Fellow Stockholder:

              On behalf of the Board of Directors of HF Financial Corp. (the "Corporation"), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Central Standard Time, on November 17, 2010, at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota 57107.

              Stockholders are being asked to vote upon the election of two directors of the Corporation and to ratify the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm. Your Board of Directors recommends that you vote "FOR" each of the nominees for director and "FOR" the ratification of Eide Bailly, LLP.

              I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying pre-addressed return envelope, which requires no postage if mailed within the United States, or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

              Thank you for your attention to this important matter.

Very truly yours,

CURTIS L. HAGE Chairman, President and Chief Executive Officer

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 17, 2010

              Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m., Central Standard Time, on November 17, 2010, at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota 57107.

              A proxy card and the Proxy Statement for the Meeting are enclosed along with the Corporation's Summary Report and Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Meeting is for the purpose of considering and acting upon:

  1.
  The election of Charles T. Day and Robert L. Hanson, who have been nominated by the Nominating and Corporate Governance Committee, as Class II directors of the Corporation;

  2.
  The ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

  3.
  Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

              Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 30, 2010, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

              A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list will be available for a period of ten days prior to the Meeting and may be examined at any time between 9:00 a.m. and 3:00 p.m. on days that the Corporation is open for business at the principal offices of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota 57104. The list will also be available for examination throughout the duration of the Meeting.

              You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed within the United States, or authorize a proxy by telephone or through the internet site designated on the proxy card. The proxy will not be used if you attend and vote at the Meeting in person, although attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

By Order of the Board of Directors,

Pamela F. Russo Corporate Secretary

Sioux Falls, South Dakota
October 13, 2010

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on November 17, 2010

              The proxy materials for the Corporation's Annual Meeting of Stockholders, including the 2010 Annual Report on Form 10-K, Proxy Statement and any other additional soliciting materials, are available over the Internet at http://bnymellon.mobular.net/bnymellon/hffc.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

ANNUAL MEETING OF STOCKHOLDERS
November 17, 2010

Introduction

              This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (referred to herein as "we," "us," "our" and the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota 57107, on November 17, 2010, at 2:00 p.m., Central Standard Time, and at any adjournments or postponements of the Meeting. The cost of soliciting proxies will be borne by the Corporation. The Corporation has retained Advantage Proxy to act as a proxy solicitor in conjunction with the Meeting, and will pay approximately $5,000 in fees, plus reasonable out-of-pocket expenses, for proxy solicitation services. In addition, directors, officers and employees of the Corporation may, without additional compensation, solicit proxies by mail, facsimile, e-mail, personal interview or telephone. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 13, 2010. Certain of the information provided herein relates to Home Federal Bank (the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

              At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon (i) the election of Charles T. Day and Robert L. Hanson, as Class II directors of the Corporation, (ii) the ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011, and (iii) any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

              The close of business on September 30, 2010 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The total number of shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 6,963,039 which are the only securities of the Corporation entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting.

Voting Rights and Proxy Information

              All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors will be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. In addition, the Corporation's Board of Directors has adopted a majority voting policy. Please see "Majority Voting Standard and Director Resignation Policy" below. Ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011, requires the affirmative vote of the majority of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Board of Directors does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

              If no instructions are indicated, properly executed proxies will be voted "FOR" election of the nominees for director named herein and "FOR" the ratification of the appointment of Eide Bailly, LLP. Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal and "broker non-votes" will be counted as present for purposes of determining a quorum, but will not be counted as votes cast with regard to the election of directors or the ratification of the appointment of Eide Bailly, LLP and will have no effect on the outcome of these proposals. A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner in street name has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. One-third of the shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.

              A proxy given pursuant to this solicitation may be revoked at any time before it is voted. If you are a record holder, you may revoke your proxy and change your vote by: (i) the timely delivery of a valid, later-dated proxy, a later-dated vote by telephone, or a later-dated vote via the Internet, (ii) providing timely written notice of revocation to our Corporate Secretary at our principal executive offices at 225 South Main Avenue, Sioux Falls, South Dakota 57104, or (iii) attending the Meeting and giving oral notice of your intention to vote in person. If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (i) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (ii) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Meeting, presenting the completed legal proxy to the Corporation and voting in person. You should be aware that simply attending the Meeting will not in and of itself constitute a revocation of your proxy.

Majority Voting Standard and Director Resignation Policy

              Under the Corporation's Majority Voting Policy, a director is elected if the number of shares voted "for" that director exceeds the number of "withhold" votes cast against that director. Abstentions and broker non-votes have no effect on the election of a director.

              If any director nominee receives more "withhold" votes than "for" votes in an uncontested election of directors, his or her resignation will be delivered for consideration to the Corporation's Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee would then recommend whether to accept the resignation, and the Board of Directors would make a determination within 90 days after certification of the stockholder vote. The Board of Directors would then promptly disclose its decision and rationale.

              An election will be considered "uncontested" if the number of nominees for election does not exceed the number of positions on the Board to be filled by election at the meeting, and includes any election where none of the Corporation's stockholders have provided notice by the record date of their intention to nominate one or more candidates to complete with the Board's nominees in a director election for a meeting, or the Corporation's stockholders have withdrawn all such nominations by the day before the Corporation mails its notice of meeting. If an election is contested, the Majority Voting Policy would not apply and nominees would be elected by plurality voting. The Majority Voting Policy is available on the Investor Relations page of the Corporation's website at www.homefederal.com.

Security Ownership of Certain Beneficial Owners and Management

              The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 30, 2010, by (i) each person known to the Corporation to own beneficially more than 5% of our Common Stock, (ii) each director and director nominee of the Corporation, (iii) each officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Sandler O'Neill Asset Management LLC 712 Fifth Avenue New York, New York 10019	645,000	[1]	9.26%
Jacobs Asset Management LLC One Fifth Avenue New York, New York 10003	633,000	[2]	9.09%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	622,630	[3]	8.94%
PL Capital Group 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	486,221	[4]	6.98%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	192,882	[5]	2.77%
Curtis L. Hage, Chairman, President, Chief Executive Officer and Director	233,301	[6]	3.33%
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer and President, Home Federal Bank	44,546	[7]	*
David A. Brown, Senior Vice President / Community Banking, Home Federal Bank	36,558	[8]	*
Jon M. Gadberry, Senior Vice President / Wealth Management, Home Federal Bank	5,402	[9]	*
Brent R. Olthoff, Senior Vice President / Chief Financial Officer and Treasurer, Home Federal Bank	5,036	[10]	*
Charles T. Day, Director and Nominee	6,751		*
Christine E. Hamilton, Director	9,432		*
Robert L. Hanson, Director and Nominee	54,281		*
David J. Horazdovsky, Director	4,861		*
Thomas L. Van Wyhe, Director	20,780		*
Michael M. Vekich, Director	100		*
Directors and executive officers as a group (19 persons)	524,174	[11]	7.40%

* Indicates individual owns less than one percent of outstanding shares of Common Stock.

1 The information regarding beneficial ownership by Sandler O'Neill Asset Management LLC ("SOAM") is as reported in a Schedule 13D filed with the SEC on November 25, 2009 by:

  •
  Sandler O'Neill Asset Management, LLC

  •
  SOAM Holdings, LLC

  •
  Malta Partners, L.P.

  •
  Malta Hedge Fund, L.P.

  •
  Malta Hedge Fund II, L.P.

  •
  Malta Offshore, Ltd.

  •
  SOAM Capital Partners, L.P.

  •
  Terry Maltese

According to the Schedule 13D, (a) Sandler O'Neill Asset Management, LLC has shared voting and shared dispositive power over 645,000 shares, (b) SOAM Holdings, LLC has shared voting and shared dispositive power over 389,000 shares, (c) Malta Partners, L.P. has shared voting and shared dispositive power over 19,700 shares, (d) Malta Hedge Fund, L.P. has shared voting and shared dispositive power over 61,300 shares, (e) Malta Hedge Fund II, L.P. has shared voting and shared dispositive power over 308,000 shares, (f) Malta Offshore, Ltd. has shared voting and shared dispositive power over 111,000 shares, (g) SOAM Capital Partners, L.P. has shared voting and shared dispositive power over 145,000 shares, and (h) Terry Maltese has shared voting and shared dispositive power over 645,000 shares.

2 Jacobs Asset Management LLC ("JAM") is as reported in a Schedule 13G filed with the SEC on December 22, 2009 by:

  •
  Sy Jacobs

  •
  Jacobs Asset Management, LLC

  •
  JAM Managers L.L.C.

  •
  JAM Partners LP

According to the Schedule 13D, (a) Sy Jacobs has shared voting and shared dispositive power over 633,000 shares, (b) Jacobs Asset Management, LLC has shared voting and shared dispositive power over 633,000 shares, (c) JAM Managers L.L.C. has shared voting and shared dispositive power over 428,702 shares, and (d) JAM Partners, LP has shared voting and shared dispositive power over 428,702 shares.

3 The information regarding beneficial ownership by Wellington Management Company, LLP ("Wellington") is as reported in a Schedule 13G filed with the SEC on February 12, 2010. Wellington is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). In its capacity as investment advisor, Wellington may be deemed to beneficially own 622,630 shares of the Corporation described in the Schedule 13D that are held by clients of Wellington Management. However, all securities reported are owned by such clients. Those clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. To the knowledge of Wellington, no such client is known to have such right or power with respect to more than five percent of this class of securities. Wellington has shared voting power over 593,200 shares and shared dispositive power over 622,630 shares.

4 The information regarding beneficial ownership by PL Capital Group is as reported in a Schedule 13D/A filed with the SEC on January 14, 2010 by:

  •
  Financial Edge Fund, L.P. ("Financial Edge Fund");

  •
  Financial Edge—Strategic Fund, L.P. ("Financial Edge—Strategic");

  •
  PL Capital/Focused Fund, L.P. ("Focused Fund");

  •
  PL Capital, LLC, general partner of Financial Edge Fund, Financial Edge—Strategic and Focused Fund and beneficiary of the PL Capital Defined Benefit Pension Plan ("PL Capital");

  •
  PL Capital Advisors, LLC, the investment advisor to Financial Edge Fund, Financial Edge—Strategic, Focused Fund and Goodbody/PL Capital, L.P. ("PL Capital Advisors");

  •
  Goodbody/PL Capital, L.P. ("Goodbody/PL LP");

  •
  Goodbody/PL Capital, LLC, general partner of Goodbody/PL LP ("Goodbody/PL LLC");

  •
  John W. Palmer and Richard J. Lashley, as managing members of PL Capital, PL Capital Advisors and Goodbody/PL LLC and beneficiaries of the PL Capital Defined Benefit Pension Plan;

  •
  PL Capital Defined Benefit Pension Plan, a pension plan for PL Capital and its managing members Messrs. Palmer and Lashley;

  •
  Mr. John Palmer;

  •
  Mr. Richard Lashley, as an individual and jointly with his spouse, Beth R. Lashley, and as a holder of certain discretionary authority over an account held by Dr. Robin Lashley, his sister;

  •
  Beth R. Lashley jointly with her spouse, Richard J. Lashley;

  •
  Dr. Robin Lashley, as an individual.

According to the Schedule 13D/A, (a) Financial Edge Fund has shared voting and shared dispositive power over 175,250 shares, (b) Financial Edge—Strategic has shared voting and shared dispositive power over 69,850 shares, (c) Focused Fund has shared voting and shared dispositive power over 160,800 shares, (d) PL Capital has shared voting and shared dispositive power over 417,557 shares, (e) PL Capital Advisors has shared voting and shared dispositive power over 475,872 shares, (f) Goodbody/PL LP has shared voting and shared dispositive power over 69,972 shares, (g) Goodbody/PL LLC has shared voting and shared dispositive power over 69,972 shares, (h) PL Capital Defined Benefit Pension Plan has shared voting and shared dispositive power over 11,657 shares, (i) John Palmer has shared voting and shared dispositive power over 487,529 shares, (j) Richard Lashley has shared voting and shared dispositive power over 491,529 shares and sole voting and sole dispositive power over 500 shares, (k) Beth Lashley has shared voting and shared dispositive power over 2,000 shares, and (l) Robin Lashley has shared voting and shared dispositive power over 2,000 shares.

5 Includes 192,882 shares allocated to the individual accounts of employees, officers and directors, over which shares such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, the Bank, as to the voting of the shares allocated to such participant's account under the ESOP.

6 Includes (a) 177,803 shares held directly by Mr. Hage, (b) 4,951 shares jointly held by Mr. Hage and his wife, over which Mr. Hage has shared voting and investment power, (c) 36,686 shares subject to options granted to Mr. Hage under the Corporation's 1991 Stock Option and Incentive Plan, as amended (the "1991 Plan") and the 2002 Stock Option and Incentive Plan (the "2002 Stock Plan") that are currently exercisable or exercisable within 60 days, and (d) 13,861 shares allocated to Mr. Hage's account under the ESOP. Excludes 102,974 shares held solely by Mr. Hage's spouse, of which he disclaims beneficial ownership.

7 Includes (a) 26,391 shares held directly by Mr. Posegate, (b) 15,042 shares subject to options and stock appreciation rights granted to Mr. Posegate under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days, (c) 2,833 shares of restricted stock over which Mr. Posegate has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (d) 280 shares allocated to Mr. Posegate's account under the ESOP.

8 Includes (a) 12,898 shares held directly by Mr. Brown, (b) 20,920 shares subject to options and stock appreciation rights granted to Mr. Brown under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days, (c) 1,179 shares of restricted stock over which Mr. Brown has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (d) 1,561 shares allocated to Mr. Brown's account under the ESOP.

9 Includes (a) 2,573 shares held directly by Mr. Gadberry, (b) 1,090 shares of restricted stock over which Mr. Gadberry has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (c) 1,739 shares subject to options and stock appreciation rights granted to Mr. Gadberry under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.

10 Includes (a) 381 shares held directly by Mr. Olthoff, (b) 969 shares of restricted stock over which Mr. Olthoff has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (c) 3,686 shares subject to options and stock appreciation rights granted to Mr. Olthoff under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.

11 Includes (a) 341,487 shares held directly by a director or executive officer or held by certain members of the families of the directors and executive officers, or held by trusts of which a director or executive officer is a trustee or substantial beneficiary, which the respective directors and executive officers may be deemed to have sole or shared voting and investment power, (b) 30,189 shares of restricted stock of over which the respective directors and executive officers have sole voting power and the right to receive dividends, but do not have the right to dispose of prior to vesting, (c) 128,042 shares subject to options and stock appreciation rights granted under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days and (d) 24,456 shares allocated under the ESOP.

              As of September 30, 2010, directors and executive officers of the Corporation beneficially owned (excluding options and SARs currently exercisable or exercisable within 60 days) an aggregate of approximately 408,487 shares of Common Stock representing 5.87% of our Common Stock issued and outstanding. The Corporation believes that its directors and executive officers currently intend to vote their shares (i) "FOR" the election of Charles T. Day and Robert L. Hanson as Class II directors and (ii) "FOR" the ratification of Eide Bailly, LLP as the Corporation's independent registered public accounting firm.

PROPOSAL I—ELECTION OF DIRECTORS

              The Corporation's Board of Directors currently consists of seven members. The Board of Directors is divided into three classes, with one class of directors elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

              The Nominating and Corporate Governance Committee has nominated Charles T. Day and Robert L. Hanson as Class II directors, to serve for a three-year term ending at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

              Each of the Class II director nominees has agreed to be named in this Proxy Statement and to serve as a director of the Corporation if elected. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, selected by the Board.

              The continuing directors, Class III and Class I directors, will serve until the 2011 Annual Meeting of Stockholders and the 2012 Annual Meeting of the Stockholders, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy card is intended to be voted for the election of the nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE TWO DIRECTOR NOMINEES IDENTIFIED BELOW.

Information with Respect to Nominees and Continuing Directors

              The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

              CHARLES T. DAY, age 62, a Class II director, is the Vice Chairman of TLC, Inc. ("TLC"), an organization providing non-medical chemical dependency recovery services. Prior to joining TLC in 2007, Mr. Day was employed as Senior Vice President/Finance and Treasurer for Sanford Health Systems from 2004 through 2007. Mr. Day is also a Certified Public Accountant and was previously employed with Coopers & Lybrand as a tax partner. Mr. Day was elected to the Corporation's Board of Directors in November 2007, and has served as a director for the Bank since September 2007. Mr. Day has also served as Lead Director since July 2009. Mr. Day brings both his financial and accounting background and a deep commitment to our community to his service on our board of directors.

              ROBERT L. HANSON, age 64, a Class II director, is the Chief Executive Officer of Harold's Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992. Mr. Hanson brings a deep knowledge of the Sioux Falls community from his 41 years as a local businessman.

Information About Continuing Directors

              CURTIS L. HAGE, age 64, a Class III director, is the Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of the Bank. Mr. Hage was elected Chairman of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Chairman and Chief Executive Officer in 1991. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986. Mr. Hage is qualified to serve as our Chairman based on his longtime experience as leader of the Company and the Bank and his national reputation in our industry.

              CHRISTINE E. HAMILTON, age 54, a Class III director, has served as the Managing Principal of a large diversified farming and ranching operation in central South Dakota since November 2000. She formed the MHCH Foundation, a non profit family foundation established to promote South Dakota and its future in the changing global economy. Ms. Hamilton serves on the boards of directors of a number of other entities, including the South Dakota State University Foundation's governing board, South Dakota Rural Enterprise, Inc. and South Dakota Biotech Association. Ms. Hamilton has served as a director of the Corporation since June 2005 and the Bank since January 2003. Ms. Hamilton's connections with and commitment to South Dakota's business community qualify her to serve on our board.

              DAVID J. HORAZDOVSKY, age 54, a Class I director, is President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society, where he has been employed in various capacities since 1978 and held his present position since 2004. Mr. Horazdovsky currently serves on the boards of directors of a number of other entities, including WellAWARE Systems, a privately-held company seeking to empower healthcare communities and enhance the quality of life for seniors through the use of technology, and the National Affordable Housing Trust. Mr. Horazdovsky has served as a director of the Bank since 2007 and of the corporation since 2009. As the head of a large, multi-state health care organization, Mr. Horazdovsky adds his hands-on financial and leadership experience to our board.

              THOMAS L. VAN WYHE, age 60, a Class III director, is a District Manager for Trane Company, Omaha, Nebraska and Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996. Mr. Van Wyhe adds his business experience in our community and market area to his service on our board.

              MICHAEL M. VEKICH, age 62, a Class I director, is the Chair and Chief Executive Officer of Vekich Associates Chartered, independent accountants and management advisors, which he founded in 1998. He is a business and financial advisor specializing in strategic planning and board governance. Mr. Vekich served as Executive Chairman of Skyline Exhibits, a trade show exhibit and manufacturing company, from 2005 to July 2010. He was an incorporator and director of Tradition Capital Bank, a privately-held community bank, from 2005-2009, including serving as Audit Committee Chair, and a director of Ciprico, Inc., a publicly-held company which engaged in the creation, design, manufacture, and marketing of storage solutions for digital media assets, from 2003-2007, including serving as Lead Director, Chair of the Audit Committee, and Chair of the Governance Committee. In addition, he was appointed Chair of the Governor's 21st Century Tax Reform Commission (2008-2009), Vice-Chair of the Minnesota Ballpark Authority Commission (2006-Present) and a member of the Rochester (MN) Higher Education Development Committee (2005-2006). He has also served as Chair of the Board of Directors of the Minnesota Partnership for Action Against Tobacco (MPAAT) (2003 to 2007) and Chair of the Board of Trustees of Minnesota State Colleges and Universities (MnSCU) (1996-2002, and re-appointed in 2010). A CPA, Mr. Vekich is Vice Chair of the Minnesota State Board of Accountancy (2005-Present). Mr. Vekich received his B.A. from the University of Minnesota—Duluth. Mr. Vekich brings his financial expertise and experience in corporate governance to our board, as well as his presence in the Twin Cities business community.

              The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank. There are no family relationships involving any of the Corporation's executive officers, directors and director nominees.

Meetings of the Board of Directors, Committees of the Board of Directors and Independent Directors

              Meetings of the Corporation's Board of Directors.    The Board of Directors held fourteen meetings and took written action without a meeting three times during fiscal 2010. During fiscal 2010, all incumbent directors attended at least 75% of the aggregate of all Board meetings and meetings of Board committees on which he or she served.

              Committees of the Board of Directors.    The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee (the "Compensation Committee") and a standing Nominating and Corporate Governance Committee.

              The Audit Committee assists the Board of Directors in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee's specific duties and responsibilities include: overseeing the integrity of the Corporation's financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting; monitoring the independence, qualifications and performance of the Corporation's independent auditors; and providing an avenue of communication among the Corporation's independent auditors, management, the internal auditing department and the Board of Directors. The Audit Committee also oversees matters of material risk pertaining to its responsibilities and duties.

              For fiscal 2010, the members of the Audit Committee were Directors Hanson (Chairman), Day and Van Wyhe, all of whom are independent directors as defined in the NASDAQ Marketplace Rules and in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that all three members of the Audit Committee satisfy the other requirements for audit committee membership of the NASDAQ Marketplace Rules and SEC requirements and that Director Day is an "audit committee financial expert," as that term is defined in Item 407(d)(5) of Regulation S-K. The Board determined that Mr. Day acquired such attributes through his experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Corporation's financial statements. The Audit Committee held four meetings and took written action without a meeting nine times during fiscal 2010. The Audit Committee acts pursuant to its Amended and Restated Charter, a copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com.

              For fiscal 2010, the members of the Compensation Committee were Directors Hamilton (Chair), Day, Van Wyhe, Horazdovsky, who was appointed to the Compensation Committee upon his election to the Board of Directors in November 2009, and former Director Pederson who served on the Compensation Committee through his resignation in May 2010; all of whom are independent directors as defined in the NASDAQ Marketplace Rules. The primary purpose of the Compensation Committee is to (a) assist the Board of Directors in carrying out its responsibilities with respect to (i) the Corporation's stock option and incentive plans, and (ii) compensation of the Corporation's executive officers, including the chief executive officer, and directors, (b) review the Compensation

Discussion and Analysis to be included in the Corporation's annual report or proxy statement, (c) produce an annual report on executive compensation for inclusion in the Corporation's annual report or proxy statement, and (d) fulfill any other responsibilities set forth in its Amended and Restated Charter and any additional duties that may be assigned to the Compensation Committee by the Board of Directors from time to time. The Compensation Committee also oversees matters of material risk pertaining to its responsibilities and duties. The Compensation Committee may form one or more subcommittees and, where appropriate, may delegate authority to such subcommittee(s). The Compensation Committee held seven meetings during fiscal 2010. The Compensation Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com. For a discussion of the role of the Corporation's executive officers and independent compensation consultant in determining or recommending the amount or form of executive compensation, see the "Compensation Discussion and Analysis" section below. The Corporation's executive officers have no role in determining or recommending the amount or form of their own compensation or director compensation.

              During fiscal 2010, the members of the Nominating and Corporate Governance Committee were Directors Day (Chair), Hamilton, Hanson, Van Wyhe, Horazdovsky, who was appointed to the Nominating and Corporate Governance Committee upon his election to the Board of Directors in November 2009, and former Director Pederson, who served through his resignation in May 2010. Each of the directors who served on the Nominating and Corporate Governance Committee during fiscal 2010 is an independent director as defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, overseeing performance evaluations for the Board of Directors as a whole and individual directors, and overseeing Board development and succession. This includes, but is not limited to, using agreed upon criteria for identifying, screening, recruiting and presenting director candidates to the Board, nominating directors for committee membership, overseeing the evaluation of the Board and its committees and promoting Board education. The committee also oversees the Corporation's leadership development programs in general and, more particularly, management development, succession and evaluation processes. Finally, the committee engages in oversight of material risks pertinent to the fulfillment of its purpose.

              The Nominating and Corporate Governance Committee held nine meetings during fiscal 2010. The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com.

              Independent Directors and Director Nominees.    The Board of Directors has determined that the following current directors are independent directors as defined by the NASDAQ Marketplace Rules: Charles T. Day, Christine E. Hamilton, Robert L. Hanson, David J. Horazdovsky, Thomas L. Van Wyhe and Michael M. Vekich. Messrs. Day and Hanson are both Class II director nominees for the Meeting. In addition, former director Mr. Pedersen was also determined to be an independent director. Mr. Hage is not an independent director because he serves as the Corporation's President and Chief Executive Officer. In accordance with NASDAQ rules, the independent directors meet in executive sessions without management directors present, both in conjunction with board meetings and from time to time.

              Leadership Structure and Risk Oversight.    The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes it is in the best interests of the Company for the board to have the flexibility to make that determination from time to time based on the position and direction of the Company and the membership of the board. Currently, the board believes the positions of Chairman and Chief Executive Officer should be held by the same person, as this combination has served and is serving the Company well by providing unified leadership and direction.

              Mr. Hage currently serves as Chairman, President and Chief Executive Officer of the Company. The board has determined that this structure presently makes the best use of Mr. Hage's extensive knowledge of the Company and its industry, as well as his ability to foster communication between the Company's management and the board.

              It is the policy of the board to appoint a lead director when the role of Chairman and Chief Executive Officer are combined. The board recognizes that a lead independent director selected by the other independent directors can facilitate the process and controls that support a strong and independent board and strengthen the cohesiveness and effectiveness of the board as a whole. The lead director has the general responsibility to preside at all meetings of the board when the Chairman is not present and during executive sessions of the independent directors. The lead director also, among other things, serves as the liaison between the independent directors and the Chairman, and collaborates with the Chairman to set meeting schedules and agendas. Our board believes that this structure combines experience and accountability with effective oversight.

              The lead director of the board is chosen by the independent directors of the board. The lead director serves for a two-year term, subject to the right of the board to appoint a new lead director at any time, and may not serve for more than two consecutive terms. Charles T. Day, who is an independent director under NASDAQ listing standards, is currently our lead director. Mr. Day has served in this role since July 2009.

              Our board believes that its leadership structure is appropriate for the administration of its risk oversight function. Our board has the primary responsibility for overseeing risk management of our company. Our board regularly meets with our officers to discuss risks that may affect our company, and management provides regular reports highlighting risk assessments and recommendations. Our board delegates to its key committees its primary responsibility for overseeing risks related to financial matters, compensation and corporate governance. In particular, our Audit Committee focuses on oversight of risks related to financial matters; our Personnel, Compensation and Benefits Committee focuses on risks related to our compensation plans and practices; and our Nominating and Corporate Governance Committee focuses on risks related to corporate governance. The chairpersons of these committees are selected by the full board based on their experience and expertise, including consideration of their understanding of the risk oversight associated with their respective committee.

              In addition, the members of our board of directors are also members of the Bank's board of directors, and as such are actively involved in the Bank's risk oversight activities and the policy approval function of the board of directors of the Bank.

Stockholder Communications with the Board of Directors and Director Attendance at Annual Meetings

              The Board of Directors has adopted a policy governing communications with the Board of Directors or specified individual directors. Stockholders wishing to communicate with the Board of Directors or any specified individual member of the Board of Directors should send a written communication to the Corporation's Corporate Secretary at the Corporation's principal executive offices: HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104. Any such written communication must state the number of shares of Common Stock owned by the stockholder.

              The Corporate Secretary will forward any such written communication to the recipient, unless the written communication is (i) abusive or inappropriate, (ii) related to an improper or irrelevant topic, or (iii) not related to the responsibilities or duties of the Board, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal or other action regarding the communication. All such communications shall be kept confidential to the extent possible.

              At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all written communications received since the last Board meeting that were not forwarded to the indicated recipient and will make such written communications available to any director upon request. A copy of our Policy Statement on Stockholder-Director Communications can be found on the Investor Relations page of our website at www.homefederal.com.

              The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation's annual meeting of stockholders but the Corporation does encourage its directors to attend its annual meeting of stockholders. All of the Corporation's directors serving at the time of the 2009 Annual Meeting of Stockholders attended such meeting, except for Mr. Pederson.

Director Nominations

              The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board of Directors and for nominating candidates to fill vacancies accordingly. The Corporation's Certificate of Incorporation sets forth minimum qualifications for directors, providing that no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors of the Corporation who:

  •
  beneficially owns less than 100 shares of Common Stock;

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  has not attained at least 25 years of age;

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  has attained 70 years of age or more;

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  has been convicted of any felony;

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  is not eligible for whatever reason to serve on the board of directors of a federally chartered thrift institution; or

  •
  is at such time adjudicated or otherwise legally declared an incapacitated person by reason of mental weakness.

              In general, the Nominating and Corporate Governance Committee meets regularly and maintains a file of suitable candidates for consideration as director nominees. When nominating candidates to the Board of Directors, the Nominating and Corporate Governance Committee may consider, among other things, strategic, financial, regulatory and business experience; diversity in all its pertinent and relevant forms; familiarity with and participation in the communities the Corporation serves; integrity, honesty and reputation; dedication to the Corporation and its stockholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board of Directors as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the Corporation. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including, among other things, recommendations from stockholders, current directors and management.

              The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter. This charter formalized the Corporation's policies regarding director candidates recommended by stockholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate, if qualified to serve on the Board, who is recommended by a stockholder. The Nominating and Corporate Governance Committee has established the following procedures for stockholders to submit such recommendations and only those director candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

  •
  if a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver such recommendation to the Corporation's Corporate Secretary at the Corporation's principal offices no later than the 120th calendar day before the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year;

  •
  recommendations for candidates must be accompanied by (i) personal information regarding the candidate, including the name of the candidate, a list of the candidate's references, the candidate's resume or curriculum vitae and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act, (ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected; and (iii) certain information regarding the stockholder making the recommendation, including the stockholder's name and address, as they appear on the Corporation's books, the number and class of shares of the Corporation's capital stock owned, either directly or indirectly, by the stockholder (and, if owned indirectly, a current written statement from the record holder of the stock that reflects ownership in such stock), and a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such other person;

  •
  a stockholder recommending a candidate may be asked to submit additional information regarding himself or herself or the candidate as determined by the Corporate Secretary or as necessary to satisfy the listing standards of the NASDAQ Stock Market, SEC rules and regulations or any other applicable rules and regulations; and

  •
  if a stockholder's recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with these policies, the Amended and Restated Charter of the Nominating and Corporate Governance Committee and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board of Directors.

              The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending upon whether they are proposed by members of the Board of Directors, management of the Corporation or stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview

              The Corporation has no full time employees, relying upon employees of the Bank for the limited services required by the Corporation. All compensation paid to officers and employees is paid by the Bank. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to (i) the Corporation's Chairman, President and

Chief Executive Officer, (ii) the Corporation's Executive Vice President, Chief Financial Officer and Treasurer, (iii) the Bank's Senior Vice President/Community Banking, (iv) the Bank's Senior Vice President/Wealth Management and (v) the Bank's Senior Vice President/Chief Financial Officer and Treasurer, which are collectively referred to as our "Named Executive Officers."

              The Personnel, Compensation and Benefits Committee (the "Compensation Committee") is responsible for our executive compensation program. The Compensation Committee has adopted and regularly reviews and updates, as appropriate, a Compensation Philosophy Statement. The Compensation Philosophy Statement provides a foundation for the Compensation Committee when making executive compensation decisions, and is used as a vehicle to communicate the Corporation's executive compensation objectives, programs, practices and rationale for the Corporation's compensation program. The Compensation Philosophy Statement provides that:

  •
  Base Salary:  Base salaries for Named Executive Officers should be competitive to the market median, meaning the 50th percentile of our Peer Group (as defined below). Based upon individual circumstances, actual base salary may be higher or lower than the market median.

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  Total Cash Compensation:  Total cash compensation (base salary plus annual cash incentive awards) should be (i) targeted up to the 75th percentile for our Peer Group when the Corporation's financial performance is consistent with the 75th percentile of our Peer Group's financial performance, and (ii) targeted above the 75th percentile when the Corporation's financial performance is above the 75th percentile of our Peer Group's financial performance.

  •
  Long-Term Incentive Awards:  Long-term incentive awards should align executive interests with stockholders, with equity awards generally being granted upon the Corporation achieving pre-established performance goals and for other general corporate purposes. Once awarded, long-term incentives are subject to vesting to ensure retention.

  •
  Targeted Direct Compensation:  Direct compensation opportunities (which includes cash compensation and long-term incentive awards) should be targeted (i) up to the 75th percentile for our Peer Group when the Corporation's financial performance is consistent with the 75th percentile of our Peer Group's financial performance, and (ii) above the 75th percentile when the Corporation's financial performance is above the 75th percentile of our Peer Group's financial performance.

              As pay and performance levels of our peers are not known at the time executive compensation decisions are made, actual executive compensation of the Named Executive Officers may be greater than or less than target compensation levels. It is the Compensation Committee's intent to address variances between performance and compensation with future compensation decisions. Additionally, in order for the Compensation Committee to be responsive to our specific performance and the dynamics of the banking industry, from time to time, the above philosophies may be changed or not strictly followed.

              Our executive compensation program is designed to accomplish the following objectives:

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  Foster a pay-for-performance culture that is based on our financial performance;

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  Motivate executives to assume increased responsibility and reward them for their achievement;

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  Provide compensation opportunities that are comparable to our Peer Group, allowing us to compete for, and retain, top quality, dedicated executives who are critical to our long-term success; and

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  Align executives' interests with our stockholders through equity award opportunities.

              Our executive compensation program consists of elements that are generally constant (fixed pay) and that vary based on corporate performance (variable pay). Accordingly, as our financial performance increases, so does executive compensation. Conversely, if financial performance decreases, executive compensation should also decrease. In 2010, our financial performance did not meet the goals stated in our variable pay plans. Accordingly, our Named Executive Officers received no variable pay, which is consistent with our pay-for-performance objective.

Role of the Personnel, Compensation and Benefits Committee in Setting Executive Compensation

              The Compensation Committee reviews and approves all compensation decisions for the Named Executive Officers, including their annual salaries, incentive awards and any other benefits and perquisites. The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving executive compensation, the Compensation Committee reviews and considers, among other things:

  •
  Our Chairman, President and Chief Executive Officer's recommendations on executive compensation, except for his own compensation;

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  Our financial and operating performance, such as our growth in diluted earnings per share and return on equity;

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  Competitive pay information of our Peer Group;

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  Historical compensation information of each Named Executive Officer;

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  Internal compensation equity among executives; and

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  Recommendations and findings of our independent compensation consultant.

Role of Management in Setting Executive Compensation

              Our Chairman, President and Chief Executive Officer, Curtis L. Hage, regularly attends meetings of the Compensation Committee. He does not attend executive sessions of the Compensation Committee. Mr. Hage shares with the Compensation Committee, among other things, (i) his opinion of the general competitiveness of our executive compensation program, (ii) information on our business strategies and risks, financial results and other measures of operational performance as they relate to executive compensation, and (iii) his recommendations on the Named Executive Officers' annual salaries, incentive awards and other benefits and perquisites, other than himself. Mr. Hage did not make any recommendations to the Compensation Committee regarding the form or amount of his compensation in 2010.

              Mr. Posegate, our Executive Vice President, Chief Financial Officer and Treasurer, together with other members of management, also occasionally attend Compensation Committee meetings, but not executive sessions, for informational purposes upon the request of the Compensation Committee.

Engagement and Role of the Independent Compensation Consultants

              Amalfi Consulting, LLC, an independent consulting firm ("Amalfi"), was engaged in March 2009 to (i) review our executive compensation program, including to perform a benchmark analysis of the Named Executive Officers' annual base salaries, cash compensation, direct compensation, and total compensation, and (ii) review the 2010 incentive plan goals to ensure they are aligned with the marketplace.

              In January 2010, the Compensation Committee discussed emerging best practices with regard to the engagement and use of compensation consultants. The Compensation Committee resolved to retain a separate independent compensation consultant to provide the committee, among other things, strategic planning with regard to executive compensation and guidance on compliance with regulatory issues. Amalfi continues to serve as management's compensation consultant.

              In March 2010, after screening and interviewing candidates, the Compensation Committee retained The Delves Group ("Delves") as its independent compensation consultant. Delves was chosen, in part, based on its expertise advising and serving community and regional banks. Delves has no other business relationship with the Corporation and has received no other payments from the Corporation other than fees for services to the Compensation Committee. Delves reports directly to the Compensation Committee, which may terminate its services at any time. A representative of Delves attends meetings of the Compensation Committee and communicates with the chairperson of the Compensation Committee between meetings.

              Since its engagement, Delves reviewed and provided comments on the proposed plan design for incentive compensation for fiscal year 2011. Delves also provided the full Board with an educational session that, among other things, reviewed the various forms and types of compensation available for incentive compensation based on performance. Going forward, Delves will advise the Compensation Committee by:

  •
  Assisting the Compensation Committee as it considers adjustments to the Corporation's executive compensation program.

  •
  Reviewing and commenting on competitive market data, including base salary, annual incentives and long-term incentives, for our executive officers.

  •
  Reviewing and commenting on recommendations by management and Amalfi concerning executive compensation.

              The Compensation Committee believes that Delves brings an awareness of trends in compensation practices in general, as such trends relate to comparable institutions, and will provide the committee with independent advice and guidance as it carries out its responsibility to oversee executive compensation.

Benchmarking of Executive Compensation

              In April 2010, the Compensation Committee reviewed a benchmark analysis comparing our executive compensation against a group of peer companies ("Peer Group"). Amalfi and Delves assisted the Compensation Committee in identifying the Peer Group using the following criteria: Midwest banks with assets between $800 million and $2 billion; return on average assets greater than 1%; return on average equity greater than 10%; non-performing assets less than 5%; and commercial loans greater than 10% of portfolio. The Peer Group consisted of:

• Ames National Corporation	• Bank of Kentucky Financial Corp.
• BankFinancial Corporation	• Baylake Corp.
• Centrue Financial Corporation	• Farmers & Merchants Bancorp, Inc.
• Farmers National Banc Corp.	• First Business Financial Services, Inc.
• First Citizens Banc Corp.	• First Defiance Financial Corp.
• First Mid-Illinois Bancshares, Inc.	• Firstbank Corporation
• German American Bancorp, Inc.	• Hawthorn Bancshares, Inc.
• Hills Bancorporation	• HopFed Bancorp, Inc.
• Horizon Bancorp	• Indiana Community Bancorp
• Isabella Bank Corporation	• Meta Financial Group, Inc.
• MidWestOne Financial Group, Inc.	• Monroe Bancorp
• MutualFirst Financial, Inc.	• NorthWest Indiana Bancorp
• Princeton National Bancorp, Inc.	• Pulaski Financial Corp.
• QCR Holdings, Inc.	• S.Y. Bancorp, Inc.
• West Suburban Bancorp, Inc.

              The Compensation Committee elected not to use the peer group utilized in the Corporation's performance graph, appearing under Item 5 of its Form 10-K, for purposes of benchmarking executive compensation, because the Compensation Committee believed the above companies better reflect the competition we face for executive talent.

Elements of Executive Compensation

              Our executive compensation program is comprised of the following elements:

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  Base salary;

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  Annual cash incentive award;

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  Annual long-term incentive award in the form of cash, restricted stock and/or stock appreciation rights;

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  Severance arrangements;

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  Retirement benefits; and

  •
  Employee welfare benefits and other perquisites.

              The Compensation Committee annually reviews each element of compensation for each Named Executive Officer, and then considers it collectively with the other elements of compensation to ensure each Named Executive Officer's total compensation is consistent with our Compensation Philosophy Statement and objectives.

              Each of the Named Executive Officers has entered into an employment agreement and change-in-control agreement with the Bank as further described below in this Proxy Statement.

              Base Salary    Our Named Executive Officers receive a base level of income for the individual expertise, skills, knowledge and experience they offer to our management team. For fiscal year 2010, each of the Named Executive Officer's base salary was increased, as follows:

	Base Salary as of June 30, 2009	Base Salary as of July 1, 2009	Percentage Increase in Base Salary
Curtis L. Hage Chairman, President and Chief Executive Officer of the Corporation	$359,600	$359,600	0%
Darrel L. Posegate Executive Vice President, Chief Financial Officer and Treasurer of the Corporation	$239,200	$239,200	0%
David A. Brown Senior Vice President/Community Banking of the Bank	$155,000	$160,000	3.23%
Jon M. Gadberry Senior Vice President/Wealth Management of the Bank	$135,200	$140,000	3.55%
Brent R. Olthoff Senior Vice President/Chief Financial Officer and Treasurer of the Bank	$132,000	$140,000	6.06%

              Annual Cash Incentive Awards    Annual cash incentive awards are made pursuant to the Bank's Senior Management Short-Term Incentive Plan ("Short-Term Incentive Plan"). The purpose of the Short-Term Incentive Plan is to motivate, reward and retain key executives, including the Named Executive Officers, by providing them competitive compensation opportunities based upon the Corporation's achievement of pre-established financial goals. Under the Short-Term Incentive Plan, the Compensation Committee establishes at the beginning of each fiscal year financial goals pursuant to which cash incentive awards are to be made, together with the payout ranges for each Named Executive Officer upon the Corporation's achievement of such financial goals. Generally, awards under the Short-Term Incentive Plan are paid promptly following the Audit Committee's acceptance of the Corporation's audited financial statements for the applicable fiscal year.

              For 2010, the financial goal was the growth in diluted earnings per share. This goal was measured by comparing diluted earnings per share for continuing operations as reported in the audited financial statements for the fiscal year ended June 30, 2010 against the baseline of diluted earnings per share from continuing operations as of June 30, 2009. Payout ranges were stated as a percentage of the Named Executive Officer's respective base salary. No cash incentive awards were paid unless the Corporation achieved a threshold level of performance, which in 2010 was 4% growth in diluted earnings per share. In calculating diluted earnings per share, the Compensation Committee has discretion to adjust the Corporation's diluted earnings per share to (i) exclude from the calculation thereof any single, nonrecurring event that resulted in either a 10% increase or decrease on the earnings component of such calculation, and (ii) adjust the calculation thereof as the result of significant or material events. During 2010, the Compensation Committee did not exercise the above discretion.

              The Compensation Committee established the following payout ranges for 2010 based upon the Corporation achieving growth in diluted earnings per share beyond a baseline of $1.61,

which was the Corporation's diluted earnings per share in 2009 (referred to herein as "Diluted EPS"):

              Each of Curtis L. Hage and Darrel L. Posegate could have earned an award of:

  •
  20% of his respective base salary, if growth in Diluted EPS is equal to or greater than 4%;

  •
  50% of his respective base salary, if growth in Diluted EPS is equal to or greater than 7%;

  •
  75% of his respective base salary, if growth in Diluted EPS is equal to or greater than 10%; or

  •
  100% of his respective base salary, if growth in Diluted EPS is equal to 13%.

              Each of David A. Brown, Jon M. Gadberry and Brent R. Olthoff could have earned an award of:

  •
  10% of his respective base salary, if growth in Diluted EPS is equal to or greater than 4%;

  •
  25% of his respective base salary, if growth in Diluted EPS is equal to or greater than 7%;

  •
  37.5% of his respective base salary, if growth in Diluted EPS is equal to or greater than 10%; or

  •
  50% of his respective base salary, if growth in Diluted EPS is equal to 13%.

              Under the Short-Term Incentive Plan, cash incentive awards are interpolated to the extent that actual growth in Diluted EPS falls between designated target levels.

              To the extent the Corporation's growth in Diluted EPS exceeded 13% for 2010, the Named Executive Officers were further entitled to a portion of a pool of funds equal to 30% of such excess Diluted EPS over 13% (the "Capstone Pool"). For 2010, Messrs. Hage, Posegate, Brown, Gadberry and Olthoff were each eligible to receive 24%, 16%, 11%, 9% and 9%, respectively, of any Capstone Pool. As the Corporation's growth in Diluted EPS did not exceed 13% in 2010, no Capstone Pool was established.

              The Corporation was focused in 2010 on growing earnings per share. The Compensation Committee used Diluted EPS to measure performance and payouts under the Short-Term Incentive Plan because it bears a direct relationship to our business plan. It is also a direct measurement of our underlying profitability. The Compensation Committee believes that paying annual cash incentive awards based upon Diluted EPS aligns our executives' interests with our stockholders, as well as fosters a pay-for-performance culture.

              In determining the financial goals and payout ranges under the Short-Term Incentive Plan, the Compensation Committee considered (i) standards of its Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. Amalfi advised the Corporation that the Diluted EPS growth levels were aligned with the marketplace. Additionally, Messrs. Hage and Posegate were eligible to earn a greater cash incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.

              For 2010, the Corporation's Diluted EPS was $1.00, which did not meet the financial goal stated in the Short-Term Incentive Plan. Accordingly, no cash incentive awards were paid to the Named Executive Officers.

              Annual Long-Term Incentive Awards    Annual long-term incentive awards are made pursuant to the Bank's Senior Management Stock Based Long-Term Incentive Plan ("Long-Term Incentive Plan"). The purpose of the Long-Term Incentive Plan is to reward key employees, including the Named Executive Officers, for the attainment of long-term goals of the Corporation. Generally, awards are payable in the form of cash, stock appreciation rights and/or restricted stock. Equity awards granted under the Long-Term Incentive Plan are issued from the pool of shares reserved for issuance under the Corporation's 2002 Stock Option and Incentive Plan and are governed by the terms of such plan. Generally, long-term incentives are awarded promptly following the Audit Committee's acceptance of the Corporation's audited financial statements for the applicable fiscal year.

              At the beginning of each fiscal year, the Compensation Committee establishes the financial goals pursuant to which incentive awards are made under the Long-Term Incentive Plan, together with the payout ranges for each Named Executive Officer upon the Corporation's achievement of such financial goals.

              For 2010, payment of long-term incentive awards was based upon the Corporation's return on equity ("ROE") and the payout ranges were stated as a percentage of each Named Executive Officer's respective base salary. No long-term incentive awards were paid unless the Corporation achieved a threshold level of performance, which in 2010 was an 8.5% ROE. In calculating ROE, the Compensation Committee had discretion to (i) exclude from the calculation thereof any single, non recurring event that results in either a 10% increase or decrease on the earnings component of such calculation, and (ii) adjust the calculation thereof as the result of significant or material events. During 2010, the Compensation Committee did not exercise the above discretion.

              For 2010, the Compensation Committee determined that incentive awards under the Long-Term Incentive Plan would be allocated:

  •
  50% in the form of restricted stock and 50% in the form of stock appreciation rights settled in our Common Stock ("SARs") with respect to awards made to Darrel L. Posegate, David A. Brown, Jon M. Gadberry and Brent R. Olthoff; and

  •
  100% in the form of cash with respect to awards made to Curtis L. Hage.

              In determining the allocation of awards between cash, restricted stock and/or SARs, the Compensation Committee considered (i) the appropriate balance between awards for past performance and incentives for future performance, (ii) overall risk of the pay package, and (iii) award sizes in prior years. Except for Mr. Hage, the Named Executive Officer's current holdings of our Common Stock were not considered. With respect to Mr. Hage, the Compensation Committee determined that cash awards, in lieu of equity awards, would provide a more appropriate form of incentive compensation in light of Mr. Hage's level of tenure and level of ownership of the Corporation.

              Generally, restricted stock awards and SARs granted under the Long-Term Incentive Plan vest in one-fourth annual increments, beginning on the first anniversary of their grant date. The vesting schedule was strategically chosen to be competitive and enhance our retention efforts. The exercise price of the stock appreciation rights is equal to the closing sale price of our Common Stock on the date of grant. The restricted stock awards do not have an exercise price. Dividends are paid on restricted stock awards at the same rate as our Common Stock. Dividends are not paid on stock appreciation rights.

              For 2010, the Compensation Committee established the following payout ranges based upon the Corporation achieving a minimum ROE of 8.5%:

              Each of Curtis L. Hage and Darrel L. Posegate could have earned an award of:

  •
  15% of his respective base salary, if ROE is equal to or greater than 8.5%;

  •
  30% of his respective base salary, if ROE is equal to or greater than 10%;

  •
  45% of his respective base salary, if ROE is equal to or greater than 11.5%;

  •
  60% of his respective base salary, if ROE is equal to or greater than 13%; or

  •
  a maximum bonus of 75% of his respective base salary, if ROE is equal to or greater than 14.5%.

              Each of David A. Brown, Jon M. Gadberry and Brent R. Olthoff could have earned an award of:

  •
  10% of his respective base salary, if ROE is equal to or greater than 8.5%;

  •
  20% of his respective base salary, if ROE is equal to or greater than 10%;

  •
  30% of his respective base salary, if ROE is equal to or greater than 11.5%;

  •
  40% of his respective base salary, if ROE is equal to or greater than 13%; or

  •
  a maximum bonus of 50% of his respective base salary, if ROE is equal to or greater than 14.5%.

              Under the Long-Term Incentive Plan, incentive awards are interpolated to the extent that actual ROE falls between designated target levels.

              The Corporation was focused in 2010 on ROE. The Compensation Committee used ROE as it bears a direct relationship to our business plan and is a direct measurement of our underlying profitability. Paying long-term incentive awards based upon ROE is meant to align our executives' interests with our stockholders, as well as foster a pay-for-performance culture.

              In setting the above payout ranges and the ROE performance levels, the Compensation Committee considered (i) standards of its Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. Amalfi advised the Corporation that the ROE performance levels were aligned with the marketplace. Additionally, Messrs. Hage and Posegate were eligible to earn a greater long-term incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.

              For 2010, the Corporation's ROE was 6.82%, which did not meet the financial goal stated in the Long-Term Incentive Plan. Accordingly, no long-term incentives were awarded to the Named Executive Officers.

    2011 Executive Compensation

              The Compensation Committee made certain adjustments to executive compensation for fiscal year 2011 after consultation with Delves, reviewing compensation for the Peer Group, and understanding current and emerging best practices for the banking industry.

              For fiscal year 2011, the Compensation Committee increased base salary, as follows:

	Base Salary as of June 30, 2010	Base Salary as of July 1, 2010	Percentage Increase in Base Salary
Curtis L. Hage	$359,600	$359,600	0%
Darrel L. Posegate	$239,200	$239,200	0%
David A. Brown	$160,000	$166,400	4%
Jon M. Gadberry	$140,000	$144,200	3%
Brent R. Olthoff[1]	$144,000	$150,000	4.16%

1Mr. Olthoff's base salary was increased during fiscal year 2010 from $140,000 to $144,000, or approximately 2.9%, based upon market competitiveness and a subjective evaluation of his general performance.

              The Compensation Committee approved the grant of short-term incentive awards under the Corporation's Short-Term Incentive Plan for fiscal year 2011 based on a combination of measures of the Corporation's and the Bank's performance, weighted as noted. Awards for Messrs. Hage, Posegate and Olthoff will be based upon (i) the Corporation's consolidated growth in core business operating income ("CBOI") beyond a baseline equal to the Corporation's CBOI for the fiscal year ended June 30, 2010 (weighted 60%); (ii) the Corporation's net charge-offs (weighted 10%); (iii) non-performing loans (weighted 10%); and (iv) the Corporation's consolidated growth in net income beyond a baseline equal to the Corporation's net income for the fiscal year ended June 30, 2010 (weighted 20%). Awards for Messrs. Brown and Gadberry will be based upon (i) the Bank's consolidated growth in CBOI beyond a baseline equal to the Bank's CBOI for the fiscal year ended June 30, 2010 (weighted 75%); (ii) net charge-offs (weighted 12.5%); and (iii) non-performing loans (weighted 12.5%).

              Messrs. Hage and Posegate can each earn aggregated short-term incentive payouts ranging from 20.0% to 80.0% of their 2011 base salary, with target payouts set at 40.0%. Messrs. Brown, Gadberry and Olthoff can each earn aggregated short-term incentive payouts ranging from 11.25% to 45% of their 2011 base salary, with target payouts set at 22.5%. All incentive awards under the Short-Term Incentive plan are paid in cash.

              For Fiscal 2011, incentive awards under the Long-Term Incentive Plan for the Named Executive Officers will be based upon the Corporation achieving certain target levels of ROE. Awards to Mr. Hage will be made in phantom stock, vesting equally over four years. Such awards will be paid in cash at each vesting date, based on the Corporation's stock price at that date. Once granted, these awards will not be forfeitable, and will continue to vest, independent of whether Mr. Hage retires during such four-year period. Awards to the other Named Executive Officers will be paid 75% in shares of the Corporation restricted stock and 25% in stock appreciation rights ("SARs") settled in the Corporation's common stock, each having a four-year vesting period in which 25% of such SARs or shares of restricted stock, as applicable, will vest each year.

              Messrs. Hage and Posegate can each earn long-term incentive awards ranging from 20.0% to 80.0% of their 2011 base salary, with target payouts set at 40.0%. Messrs. Brown, Gadberry and Olthoff can each earn a long-term incentive award ranging from 11.25% to 45% of their 2011 base salary, with target payouts set at 22.5%.

              The incentive levels for fiscal year 2011 were determined, with the assistance of the Compensation Committee's and management's independent compensation consultants, based on growth estimates for the Corporation and the Peer Group. The objective was to align target performance with a direct compensation payout target at approximately the 50th percentile for the Peer Group.

              Each of the metrics noted above will be calculated as set forth in the Corporation's audited financial statements for fiscal year 2010, except that any change in the approved metrics caused by a single, non-recurring event that results in a 10% change in such metric will be reviewed by the Compensation Committee and may be excluded from the calculation at the committee's discretion, and the Compensation Committee may also further adjust the approved metrics as the result of significant or material events in its discretion. All incentive awards will be paid by the Corporation following acceptance of the Corporation's audited financial statements for fiscal year 2011 by the Audit Committee of the Board.

              In addition, the Compensation Committee approved a "clawback" feature for the Short-Term Incentive Plan and the Long-Term Incentive Plan under which, if the Compensation Committee determines, in its sole discretion, that a participant received a payment based on materially inaccurate financial statements, reviews, gains, or any other materially inaccurate criteria used in determining the incentive calculation, then the Compensation Committee may determine the overpayment amount and demand repayment from the plan participant.

              Severance Arrangements    Each of the Named Executive Officers has previously entered into an employment agreement and change-in-control agreement with the Bank. See "Employment Agreements" and "Potential Payments Upon Termination or a Change-in-Control" for a detail discussion of the terms and conditions of these agreements.

              Retirement Benefits    The Bank provides retirement benefits to all of its employees, including the Named Executive Officers, through the following plans:

  •
  HF Financial Corp. Pension Plan, a defined benefit pension plan;

  •
  HF Financial Corp. Employee Stock Ownership Plan; and

  •
  HF Financial Corp. 401(k) Plan.

              In addition to the above, Messrs. Hage, Posegate, Brown and Olthoff received contributions under the HF Financial Corp. Excess Pension Plan, an unfunded non-qualified excess pension plan (the "Excess Pension Plan"). The Bank and Mr. Hage have also previously entered into an Amended and Restated Deferred Compensation Agreement (the "Deferred Compensation Agreement"). As of June 30, 2008, we are no longer granting shares of our Common Stock to any Bank employees under the ESOP.

              The above plans, as well as the Deferred Compensation Agreement, are designed in combination to provide an appropriate level of replacement income upon retirement. Further discussion of these plans and the Deferred Compensation Agreement is set forth below in this Proxy Statement.

              Employee Welfare Benefits and Other Perquisites    The Named Executive Officers are eligible to participate in the Bank's flexible benefits plans, which are generally available to all Bank employees. Under these plans, all employees are entitled to medical, dental, life insurance and long-term disability coverage. Additionally, all of the Bank employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Corporation's commitment to provide the employee benefits summarized above recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for the Corporation and its stockholders.

              In addition to the employee welfare benefits discussed above, the Named Executive Officers receive the following perquisites:

  •
  401(k) matching contributions

  •
  Country club dues

  •
  Travel reimbursement for spouses to attend certain events

              The Compensation Committee believes these perquisites help attract and retain the Named Executive Officers by offering compensation opportunities that are competitive with our Peer Group. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the Named Executive Officers in 2010, the Compensation Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the Named Executive Officers' total compensation, they did not materially influence the Compensation Committee's decision in setting such executive's total compensation.

              See the "Summary Compensation Table" set forth below for a description of the benefits and perquisites received by the Named Executive Officers in 2010.

Risks Arising from Compensation Policies and Practices

              Management conducted a risk assessment of the Corporation's compensation plans and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee has reviewed and concurred with management's conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support our corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components between short-term and long-term incentives. The objective of this process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Corporation. No such plans or practices were identified. The Compensation Committee's certification of this risk assessment is included in the Personnel, Compensation and Benefits Committee Report set forth below.

Tax Considerations

              Generally, section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Corporation may deduct for federal income tax purposes in any one year with respect to the Corporation's covered employees. However, compensation that is "performance-based," which is compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Compensation Committee according to related regulations, is excluded from this $1,000,000 limitation and is deductible by the Corporation. All of the compensation paid to the Named Executive Officers in 2010 was deductible by the Corporation.

Equity Grant Practices

              The Compensation Committee has approved, or recommended to the Board of Directors for approval, all grants of equity compensation to the Named Executive Officers. The Corporation does not have a formal policy on timing of equity grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Personnel, Compensation and Benefits Committee Report

              The Personnel, Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Personnel, Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

              The Personnel, Compensation and Benefits Committee certifies that it has reviewed with the Corporation's senior risk officer the Corporation's incentive compensation arrangements with the Named Executive Officers and has made reasonable efforts to ensure that such incentive compensation arrangements do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation.

              HF Financial Corp. Personnel, Compensation and Benefits Committee

Christine E. Hamilton (Chairperson)
Charles T. Day
David J. Horazdovsky
Thomas L. Van Wyhe

 EXECUTIVE COMPENSATION

              The following table summarizes total compensation paid or earned by our Named Executive Officers who served in such capacities during our fiscal years 2010, 2009 and 2008.

              Based on the fair value of incentive equity awards granted to the Named Executive Officers in 2010, the base salaries of our Named Executive Officers for 2010 accounted for approximately 71%, 42%, 54%, 54%, and 68%, of the total compensation of Messrs. Hage, Posegate, Brown, Gadberry and Olthoff. No cash incentive awards were paid to our Named Executive Officers under the Short-Term Incentive Plan (or to Mr. Hage under the Long-Term Incentive Plan) for 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option/ SAR Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Curtis L. Hage, Chairman, President and Chief Executive Officer of the Corporation	2010	359,600	0	0	0	0	93,842	51,527	504,969
	2009	359,600	0	0	0	366,792	42,631	84,075	853,099
	2008	345,690	0	0	0	542,171	127,436	55,539	1,070,836
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer of the Corporation	2010	239,200	0	0	0	0	43,679	45,201	328,080
	2009	239,200	0	32,298	32,293	179,400	29,541	28,600	541,332
	2008	230,000	0	18,829	18,826	394,336	16,485	22,368	700,298
David A. Brown, Senior Vice President/Community Banking of the Bank	2010	160,000	0	0	0	0	23,220	25,024	208,244
	2009	155,000	0	13,953	13,949	58,125	17,739	17,077	275,483
	2008	149,000	0	7,017	7,023	191,065	16,887	19,292	390,283
Jon M. Gadberry, Senior Vice President/Wealth Management of the Bank[6]	2010	140,000	0	0	0	0	11,936	10,318	162,254
	2009	135,200	20,000	12,168	12,168	69,192	13,768	18,433	280,929
Brent R. Olthoff, Senior Vice President/Chief Financial Officer of the Bank	2010	142,000	10,000	0	0	0	18,052	21,295	191,347
	2009	132,000	0	11,881	11,881	49,500	14,160	8,770	228,192
	2008	120,000	0	7,017	7,023	191,065	7,963	7,088	340,155

1Reflects (i) the second installment of Mr. Gadberry's signing bonus that was paid in fiscal year 2009; and (ii) a merit award based on performance that was paid in fiscal year 2010 to Mr. Olthoff.

2Reflects the compensation expense recognized for restricted stock, stock options and stock appreciation rights granted in 2008 through 2010, as applicable, by the Corporation for financial statement reporting purposes during 2010, 2009 and 2008 in accordance with FASB ASC Topic 718 (formerly FAS 123R), except no assumptions for forfeitures were included. For additional information, refer to Note 16 of "Notes to Consolidated Financial Statements" in the Corporation's Form 10-K for the year ended June 30, 2010 (the "Form 10-K"). See the "Grants of Plan-Based Awards in Fiscal 2010" table for information on awards made in 2010. These grants were made under the Corporation's Long-Term Incentive Plan.

3For 2009, reflects the cash incentive awards to (i) Mr. Hage under the Long-Term Incentive Plan and Short-Term Incentive Plan of $97,092 and $269,700, respectively, (ii) Mr. Gadberry under his cash incentive arrangement (which was earned in fiscal year 2008, but not paid until fiscal year 2009) and the Short-Term Incentive Plan for fiscal year 2009 of $18,492 and $50,700, respectively, and (iii) the other Named Executive Officers under the Short-Term Incentive Plan. Mr. Hage was the only Named Executive Officer who received a cash incentive award under the Long-Term Incentive Plan in 2009.

For 2008, reflects the cash incentive awards to (i) Mr. Hage under the Long-Term Incentive Plan and Short-Term Incentive Plan of $47,256 and $494,915, respectively, and (ii) the other Named Executive Officers under the Short-Term Incentive Plan. Mr. Hage was the only Named Executive Officer who received a cash incentive award under the Long-Term Incentive Plan in 2008.

4Reflects (i) the net increase in the actuarial present value of the Named Executive Officers' accumulated benefits under the Corporation's Pension Plan and Excess Pension Plan, as applicable, and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on deferred compensation of Mr. Hage under his Deferred Compensation Agreement. The amounts attributed to items (i) and (ii) are set forth immediately below:

		Increase in Actuarial Present Value of Pension Benefits		Above Market Interest on Deferred Compensation ($)
Name		Pension Plan ($)	Excess Pension Plan ($)
Curtis L. Hage	2010	43,851	49,991	0
	2009	37,668	4,963	0
	2008	132,925	(7,748)	2,259
Darrel L. Posegate	2010	18,137	25,542	0
	2009	17,343	12,198	0
	2008	16,485	0	0
David A. Brown	2010	16,853	6,367	0
	2009	17,739	0	0
	2008	16,887	0	0
Jon M. Gadberry[6]	2010	11,936	0	0
	2009	13,768	0	0
Brent R. Olthoff	2010	12,884	5,168	0
	2009	14,160	0	0
	2008	7,963	0	0

5Set forth below is a detail summary of the amounts included under the "All Other Compensation" column for 2010:

	All Other Compensation for 2010A
Name	401k Plan Matching Contribution ($)	Pension Plan Contribution ($)B	Country Club Dues ($)	Travel Reimbursement ($)C	Total Other Compensation ($)
Curtis L. Hage	7,350	37,471	6,012	694	51,527
Darrel L. Posegate	7,350	31,839	6,012	0	45,201
David A. Brown	6,360	12,993	5,671	0	25,024
Jon M. Gadberry	5,721	4,597	0	0	10,318
Brent R. Olthoff	6,045	9,950	5,300	0	21,295

AAll amounts reported are based upon the Corporation's direct costs in providing the listed perquisites.

BFor Mr. Hage, includes contributions to the Excess Pension Plan of $37,471. Mr. Posegate, includes contributions to the Pension Plan and Excess Pension Plan of $7,626 and $24,213, respectively. Mr. Brown, includes contributions to the Pension Plan and Excess Pension Plan of $6,029 and $6,964, respectively. Mr. Gadberry, includes contributions to the Pension Plan of $4,597. Mr. Olthoff, includes contributions to the Pension Plan and Excess Pension Plan of $4,366 and $5,584, respectively.

CThe Bank reimburses travel expenses for a spouse to attend special events if attendance at the event is considered to have a business purpose or is important to the success of the event.

6Mr. Gadberry joined the Bank in December 2007.

Employment Agreements

              The Corporation, through its wholly owned subsidiary, the Bank, and each of the Named Executive Officers have previously entered into Amended and Restated Employment Agreements and Amended and Restated Change-in-Control Agreements. Each of the employment agreements has a current term of one year, which automatically renews on July 1 for an additional year unless, on or before December 31 of the previous year in the case of Mr. Hage, or March 31 of the previous year in the case of the other Named Executive Officers, either the Bank or the executive officer elects to terminate the employment agreement. In the event an executive officer terminates his employment agreement, his respective change-in-control agreement will also terminate.

              Under the employment agreements, Messrs. Hage, Posegate, Brown, Gadberry and Olthoff are each guaranteed a base salary of no less than $359,600, $239,200, $155,000, $135,200 and $132,000, respectively, which may be subsequently increased as determined appropriately by the Compensation Committee. In addition to the base salary, under the employment agreements each executive officer is entitled to:

  •
  participate in the Bank's executive incentive plans, and

  •
  all other benefits generally made available to the Bank's other employees (including, but not limited term life insurance, medical, dental and disability coverage, paid personal time off and certain retirement benefits).

              Under the terms of the employment agreements, the Bank has the right to immediately terminate each Named Executive Officer for "cause" (as defined below). Additionally, the Bank may, in its reasonable discretion, terminate each executive officer (without prior notice) if he is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or the executive officer's direct or indirect reports; provided, however, that the Bank may not terminate Mr. Hage for absence resulting from approved/excused extended vacation, leave of absence or temporary relocation. Either the Bank or the executive officer may terminate his employment agreement at any time upon 60 days written notice. Additionally, each executive officer's employment under his employment agreement automatically terminates upon his death. For a detailed description of the severance provisions contained in the Named Executive Officers' employment agreement, please refer to "Potential Payments Upon Termination or a Change-In-Control" set forth below.

              On July 21, 2010, Mr. Hage notified the Board of Directors that he will retire effective December 31, 2011 from his positions as an officer of the Company and the Bank. In connection with this announcement, the Bank and Mr. Hage entered into an agreement to extend Mr. Hage's employment through December 31, 2011 (the "Revised Employment Agreement"). Mr. Hage will continue to be employed under the terms of his Amended and Restated Employment Agreement, as described above, through its expiration by its terms on June 30, 2011. Mr. Hage's Restated Change-in-Control Agreement, which is described below, will terminate upon the termination of his Restated Employment Agreement.

              The Revised Employment Agreement will become effective July 1, 2011. Under the Revised Employment Agreement, Mr. Hage will continue to receive the same base salary and benefits as he currently receives under his Amended and Restated Employment Agreement and will be eligible to receive prorated incentive compensation. The Revised Employment Agreement is terminable by the Bank immediately for "cause," which includes material violation of a law or regulation that either governs Mr. Hage's conduct as an officer of the Bank or in the reasonable opinion of the Bank affects Mr. Hage's fitness to serve in his position, substantial neglect of duties, action or inaction that materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, dishonesty of a material nature, failure to comply with material rules, regulations or policies of the Bank, engaging in personal conduct which when considering Mr. Hage's position with the Bank would materially detract from the Bank's business reputation in the community served, material breach of any material covenant of the Revised Employment Agreement, or willful and material misconduct. Either the Bank or Mr. Hage may terminate the Revised Employment Agreement without cause upon written notice. In the event the Bank terminates the Revised Employment Agreement without cause, Mr. Hage will continue to receive his base salary through December 31, 2011, as severance pay. Additionally, the Revised Employment Agreement automatically terminates upon Mr. Hage's death and may be terminated by the Bank in the event of Mr. Hage's disability as defined under the Bank's Disability Plan. The Bank also may terminate the Revised Employment Agreement if Mr. Hage is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or his direct or indirect reports; provided, however, that the Bank may not terminate Mr. Hage for absence resulting from approved/excused extended vacation, leave of absence or temporary relocation. The Revised Employment Agreement contains non-competition and non-solicitation provisions that continue for a one-year period after termination of employment, as well as confidentiality provisions.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name (a)	Award Type[1] (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	Grant Date Fair Value of Stock and SAR Awards ($)[4] (l)
Curtis L. Hage
S-T Incentive Plan	Cash	7/22/09	71,920	179,800	—
L-T Incentive Plan	Cash	7/22/09	53,940	107,880	269,700
Darrel L. Posegate
S-T Incentive Plan	Cash	7/22/09	47,840	119,600	—
L-T Incentive Plan	RS	7/22/09				1,803	3,606	9,015	0
L-T Incentive Plan	SAR	7/22/09				17,940	35,880	89,700	0
David A. Brown
S-T Incentive Plan	Cash	7/22/09	16,000	40,000	—
L-T Incentive Plan	RS	7/22/09				804	1,608	4,020	0
L-T Incentive Plan	SAR	7/22/09				8,000	16,000	40,000	0
Jon M. Gadberry
S-T Incentive Plan	Cash	7/22/09	14,000	35,000	—
L-T Incentive Plan	RS	7/22/09				704	1,407	3,518	0
L-T Incentive Plan	SAR	7/22/09				7,000	14,000	35,000	0
Brent R. Olthoff
S-T Incentive Plan	Cash	7/22/09	14,200	35,500	—
L-T Incentive Plan	RS	7/22/09				714	1,427	3,568	0
L-T Incentive Plan	SAR	7/22/09				7,100	14,200	35,500	0

1Award type:
     Cash = cash incentive award
     RS = restricted stock award
     SAR = stock appreciation right settled in our Common Stock

2Reflects (i) the range of annual cash incentive awards payable to all Named Executive Officers under the Bank's Short-Term Incentive Plan (the "S-T Incentive Plan") for 2010, and (ii) the range of the annual long-term incentive award payable in cash to Mr. Hage under the Bank's Long-Term Incentive Plan (the "L-T Incentive Plan") for 2010.

As further discussed in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement, under the S-T Incentive Plan, the Named Executive Officers may earn cash incentive awards upon the Corporation achieving certain growth in diluted earnings per share ("Diluted EPS"). The payout ranges of the cash incentive award are stated as a percentage of the Named Executive Officer's respective base salary. In 2010, the Corporation had to achieve a minimum threshold of 4% growth in Diluted EPS for any cash incentive awards to be paid to the Named Executive Officers. To the extent the Corporation's growth in Diluted EPS exceeded 13% in 2010, the Named Executive Officers were further entitled to a portion of a pool of funds equal to 30% of such excess Diluted EPS over 13%. Thus, there is no maximum payout under the S-T Incentive Plan. The amounts reflected in the "Target" column for the S-T Incentive Plan awards are based upon the Corporation achieving 7% growth in Diluted EPS for 2010. Under the S-T Incentive Plan, no cash incentive awards were made for 2010, as further reflected in the "Non-Equity Incentive Plan Compensation" column of the above "Summary Compensation Table."

3Reflects the range of restricted stock awards and stock appreciation rights payable to all of the Named Executive Officers, except for Mr. Hage, under the L-T Incentive Plan in 2010. As further discussed in the CD&A section of this Proxy Statement, the Named Executive Officers may earn long-term incentive awards in the form of cash, restricted stock and/or stock appreciation rights upon the Corporation achieving certain return on equity goals. The payout ranges of the long-term incentive awards are stated as a percentage of the Named Executive Officer's respective base salary. In 2010, the

Corporation had to achieve a minimum threshold of 8.5% return on equity for any long-term incentive awards to be paid to the Named Executive Officers, with the maximum threshold being 14.5% return on equity. The amounts reflected in the "Target" column for the L-T Incentive Plan awards are based upon the Corporation achieving a return on equity of 10% for 2010. Under the L-T Incentive Plan, (i) Mr. Hage's incentive award is paid in cash as further discussed in footnote 2 above, and (ii) for Messrs. Posegate, Brown, Gadberry and Olthoff, the incentive award is paid 50% in restricted stock and 50% in stock appreciation rights settled in our Common Stock.

4Based on actual performance in 2010, no awards were made.

Outstanding Equity Awards at Fiscal Year-End

		Option/SAR Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Curtis L. Hage	9/11/01	12,355	0		10.33	9/11/2011
	9/11/02	13,667	0		9.92	9/11/2012
	9/10/03	6,354	0		14.75	9/10/2013
	9/8/04	16,665	0		14.88	9/8/2014
	9/26/05	0	0				7,853	[3]	76,567
Darrel L. Posegate	9/8/04	2,777	0		14.88	9/8/2014
	9/26/05	0	0				3,927	[6]	32,288
	9/13/06	2,557	853	[4]	16.00	9/13/2016	166	[4]	1,619
	9/12/07	2,857	2,858	[5]	16.10	9/12/2017	504	[5]	4,914
	9/10/08	2,284	6,855	[6]	14.71	9/10/2018	960	[6]	9,360
	9/9/09	0	18,453	[7]	12.48	9/9/2019	2,588	[7]	25,233
David A. Brown	9/11/01	3,539	0		10.33	9/11/2011
	9/11/02	3,934	0		9.92	9/11/2012
	9/10/03	1,849	0		14.75	9/10/2013
	9/8/04	4,514	0		14.88	9/8/2014
	9/26/05	0	0				2,337	[3]	22,786
	9/13/06	1,264	422	[4]	16.00	9/13/2016	82	[4]	800
	9/12/07	1,134	1,134	[5]	16.10	9/12/2017	200	[5]	1,950
	9/10/08	853	2,556	[6]	14.71	9/10/2018	358	[6]	3,491
	9/9/09	0	7,971	[7]	12.48	9/9/2019	1,118	[7]	10,901
Jon M. Gadberry	9/10/08	0	0				537	[6]	5,236
	9/9/09	0	6,953	[7]	12.48	9/9/2019	975	[7]	9,506
Brent Olthoff	9/12/07	188	190	[5]	16.10	9/12/2017	34	[5]	332
	9/10/08	853	2,556	[6]	14.71	9/10/2018	357	[6]	3,481
	9/9/09	0	6,789	[7]	12.48	9/9/2019	952	[7]	9282

1Stock options and stock appreciation rights settled in our Common Stock are included in these columns.

2Market value of the unvested restricted stock is based upon the closing market price of our Common Stock on June 30, 2010 of $9.75, which was the last business day of the 2010 fiscal year.

3The remainder of this award vests 9/26/2010.

4The remainder of this award vests on 9/13/2010.

5The award vests 25% on 9/12/2010 and 25% on 9/12/2011.

6The award vests 25% on 9/10/2010, 25% on 9/10/2011 and 25% on 9/10/2012.

7The award vests 25% on 9/9/2010, 25% on 9/9/2011, 25% on 9/9/2012 and 25% on 9/9/2013.

Option Exercises and Stock Vested in 2010

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[2]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[3]
Curtis L. Hage	0	0	13,408	158,128
Darrel L. Posegate	0	0	7,442	88,491
David A. Brown	3,972	9,143	4,142	48,961
Jon M. Gadberry	0	0	177	2,301
Brent R. Olthoff	0	0	137	1,774

1These columns reflect only the exercise of stock options by the Named Executive Officers. In 2010, none of the Named Executive Officers exercised any stock appreciation rights.

2The value realized on exercise of stock options is based upon the difference between the market price of our Common Stock on the date of exercise and the exercise price of the stock options.

3The value realized on vesting of the restricted stock is based upon the market price of our Common Stock on the applicable vesting date.

              The following table shows the actuarial present value of accumulated benefits payable to each of our Named Executive Officers under the Corporation's Pension Plan and Excess Pension Plan, determined in accordance with the valuation method and assumptions described in Note 14 of "Notes to Consolidated Financial Statements" of the Form 10-K.

2010 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Curtis L. Hage	HF Financial Corp. Pension Plan	40	989,838	0
	HF Financial Corp. Excess Pension Plan	17	124,508	0
Darrel L. Posegate	HF Financial Corp. Pension Plan	9	113,880	0
	HF Financial Corp. Excess Pension Plan	9	37,740	0
David A. Brown	HF Financial Corp. Pension Plan	12	121,743	0
	HF Financial Corp. Excess Pension Plan	10	6,367	0
Jon M. Gadberry	HF Financial Corp. Pension Plan	3	25,704	0
Brent R. Olthoff	HF Financial Corp. Pension Plan	4	35,007	0
	HF Financial Corp. Excess Pension Plan	4	5,168	0

              In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Bank's employees, including the Named Executive Officers, with the opportunity to maintain a portion of their respective incomes following retirement. Along with other eligible employees, the Named Executive Officers participate in a defined benefit pension program and a retirement savings plan, which consists of an employee stock ownership plan and 401(k) plan. Certain of the Named Executive Officers are also eligible to participate in an unfunded non-qualified excess pension plan. The purpose of the excess pension plan is to restore benefits that otherwise would be payable under the pension plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans.

              Defined Benefit Pension Plan.    The Corporation sponsors a defined benefit pension plan for its employees. An employee is eligible to participate in the pension plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete three years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The pension plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

              A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the pension plan for a minimum of five years. Currently, Mr. Hage is the only Named Executive Officer eligible for early retirement under the pension plan. The monthly benefit payable at early retirement is the actuarial equivalent of the participant's accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of:

  •
  such participant's benefit taking into account all service and compensation through the actual retirement date; or

  •
  the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date.

              The pension plan computes benefits using a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. Each year an employer contribution equal to 6% of the participant's compensation for the plan year is allocated to that participant's account. Compensation includes, but is not limited to, wages, commissions, bonuses, overtime, and any amount a participant elects to defer under a salary reduction agreement. Compensation does not include employer contributions to employer-sponsored retirement plans or welfare plans such as life and health insurance plans, nor does it include vested stock options or SARs granted to the participant or stock awarded to the participant in the course of the participant's employment. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

              The normal retirement benefit is a monthly annuity based on a participant's hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants' spouse consents to a different form of benefit.

              Excess Pension Plan for Executive Officers.    The Corporation also sponsors an unfunded, non-qualified excess pension plan for certain executive officers. Any executive officer of the Corporation or an affiliated organization selected by the Board of Directors is eligible to participate in the excess benefit plan effective as of the first day of the plan year or calendar year following his initial year of selection by the Board. Executives remain eligible to participate in the excess pension plan with respect to each subsequent plan year unless removed as an eligible executive with respect to a plan year by the Board of Directors. Currently, Messrs. Hage, Posegate, Brown and Olthoff are participants in the excess pension plan.

              The Corporation contributes benefits to the excess pension plan on behalf of its participants on an annual basis as follows:

  •
  if a participant was an executive as of June 30, 1999, the Corporation will contribute benefits in an amount equal to the difference between the annual benefit accruals actually credited to the participant under the pension plan under its current cash balance formula, and the amount that would have been credited to the participant under the pension plan under the benefit formula in effect prior to July 1, 1999;

  •
  benefits in an amount equal to the amount of the annual benefit accrual under the pension plan that would otherwise be denied by reason of limitations imposed under the Internal Revenue Code; and

  •
  the Corporation may, but is not required to, contribute benefits in any amount for the plan year, as such amount is determined by the Board of Directors.

              Currently, Messrs. Hage, Posegate, Brown and Olthoff have received contributions under the excess pension plan. The excess pension plan also allows participants to make contributions to the excess pension plan in the form of deferred payments of up to 100% of the participant's base salary and up to 100% of the participant's cash incentive awards and bonuses based on the financial performance of the Corporation. No such deferrals have been made to date.

              A participant is always 100% vested in his deferral contributions to the excess pension plan. With respect to the benefits contributed by the Corporation on behalf of the participant, the participant must complete five years of service before such participant earns a vested interest in such benefits, at which time the participant is 100% vested. A participant will also be 100% vested if such participant dies or if there is a change in control of the Corporation. Benefits under the excess pension plan will be paid on the first day of the month following the six-month anniversary of the participant's termination of employment. Benefits payable by reason of a change in control will be paid on the thirtieth day following a change of control, and benefits payable by reason of a participant's death will be paid to his beneficiary on the sixtieth day following the participant's death. Benefits will be paid in a single lump sum payment. However, a participant may apply to receive distribution of any vested portion of his benefits prior to his termination of employment in the event of certain unforeseen emergencies.

              For information regarding the amounts contributed to the pension plan and excess pension plan accounts of the Named Executive Officers by the Corporation in fiscal 2010, see the "Summary Compensation Table" set forth above.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
Curtis L. Hage	18,000	0	25,935	0	630,682
Darrel L. Posegate	0	0	0	0	0
David A. Brown	0	0	0	0	0
Jon M. Gadberry	0	0	0	0	0
Brent R. Olthoff	0	0	0	0	0

1Represents Mr. Hage's contributions pursuant to the terms of his Amended and Restated Deferred Compensation Agreement, dated December 31, 2008, all of which was reported in the "salary" column for 2010 of the "Summary Compensation Table" included in this Proxy Statement for 2010.

2Represents aggregate earnings on Mr. Hage's deferral account balance, none of which was reported in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column of the "Summary Compensation Table" included in this Proxy Statement as above-market interest (interest in excess of 120% of the federal long-term rate) for Mr. Hage for 2010.

3This column includes deferred compensation earned in earlier years which was disclosed in the Summary Compensation Table as follows: Mr. Hage, $18,000 in 2010, $34,616 in 2009 and $37,388 in 2008.

              Deferred Compensation Agreement.    The Bank and Mr. Hage have previously entered into an Amended and Restated Deferred Compensation Agreement. Pursuant to the Deferred Compensation Agreement, Mr. Hage may elect to defer an amount of his total annual base salary, which amount may be modified by his filing a subsequent signed election form, which modification (subject to certain unforeseeable emergency exceptions) is not effective until the beginning of the following calendar year. Interest on the deferred compensation will be credited and compounded on a monthly basis to a deferral account. The Deferred Compensation Agreement provides that the annual rate of interest becomes effective each plan year and equals The Wall Street Journal prime rate plus one percent on the first business day of the plan year. Mr. Hage's deferral account balance accrued interest at an average annual rate of 4.25% during 2010.

              Pursuant to the Deferred Compensation Agreement with Mr. Hage, the Bank will pay Mr. Hage the deferral account balance in a lump sum on the first day of the month following the six month anniversary of Mr. Hage's termination if Mr. Hage terminates his employment under the following circumstances:

  •
  on or after the normal retirement date for reasons other than death,

  •
  before the normal retirement date, for reasons other than death, change of control or disability, or

  •
  before the normal retirement date for disability.

The normal retirement date is when the executive attains age 65.

              Upon a change in control while Mr. Hage is in the active employ of the Bank, the Bank will pay to Mr. Hage the deferral account balance in a lump sum within 60 days after the change in control. The Bank will also distribute all or a portion of the deferred account balance upon the Bank's determination that Mr. Hage has suffered an unforeseeable emergency.

              If Mr. Hage's employment is terminated due to death while he is in the active service of the Bank, the Bank will pay to Mr. Hage's beneficiary the greater of:

  •
  the deferral account balance at the date of the termination due to death, or

  •
  the projected benefit, which will mean the balance that would have accumulated in the Mr. Hage's deferral account at the normal retirement date, assuming that Mr. Hage: (i) continued to receive compensation at the same rate, (ii) continued to defer compensation at the same rate and (iii) survived to the normal retirement date.

              The Bank will pay the death benefit to Mr. Hage's beneficiary in a lump sum on the sixtieth day after Mr. Hage's death.

              In the event that Mr. Hage is terminated for "cause," as determined in accordance with his employment agreement, the Bank will not pay any benefit attributable to interest credited to the deferral account.

Potential Payments Upon Termination or a Change-in-Control

              Employment Agreements.    The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into employment agreements with each of the Named Executive Officers. Under such agreements, executive officers are entitled to certain severance upon termination without "cause," disability and death.

              If the executive officer is terminated for "cause" by the Bank, the Bank will pay the executive officer his full salary through the date of termination and will have no further obligations to the executive officer under his employment agreement.

              If the executive officer is terminated without "cause" by the Bank, other than by reason of disability or death, the Bank will pay the executive officer:

  •
  his full salary through the date of termination, and

  •
  each month for twelve months one-twelfth of the total of (a) his monthly salary in effect at the time of termination times the number of months remaining until the expiration of his employment agreement, plus (b) an amount equal to one year's annual base salary.

              If the executive officer is terminated by the Bank because of disability (as determined under the Bank's disability plan), the Bank will pay the executive officer through the last day of the month in which he is terminated plus an amount equal to three months base salary.

              If the executive officer is terminated due to his death, the Bank will pay the executive officer's spouse, beneficiary, or estate (a) the executive officer's then current salary through the last day of the month in which such death occurs, and (b) the executive officer's incentive awards under the Short-Term Incentive Plan and the Long-Term Incentive Plan in accordance with the terms of such plans.

              If the executive officer terminates his employment and provides 60 days written notice (as required by the agreement), the Bank will pay the executive officer his current salary through the month in which such termination occurs, plus one additional month's salary. If the executive officer fails to give the requisite 60-day notice, he will forfeit all accrued paid personal time off and the Bank will pay the executive officer his current salary only through the date of termination.

              If the executive officer terminates his employment because he chose not to extend the term of his employment agreement, the Bank will pay the executive officer his full salary during the period of time that the employee continues to work (but not beyond the end of the term of the employment agreement), at the rate then in effect, plus accrued paid personal time off. However, the Bank may request the executive officer to terminate employment before the end of the term of the employment agreement, in which event the Bank will pay the executive officer his full salary through the end of the term of the employment agreement at the rate then in effect, plus accrued paid personal time off. If the executive officer's employment is terminated because the Bank has chosen not to extend the term of his employment agreement, the Bank will pay the executive officer his full salary through the end of the term of the employment agreement at the rate then in effect plus accrued paid personal time off.

              Under the employment agreements, each Named Executive Officer covenants that during the term of his employment agreement and for a period of one year following termination of such agreement by the Bank or by such executive officer for any reason, voluntarily or involuntarily, with or without "cause," he will not, directly or indirectly, engage in or assist others to engage in any business competing with the business carried on by the Bank or solicit business from any customers of the Bank in the locations where the Bank conducts business. Generally, all severance payments under the employment agreements are conditioned upon the executive officer's compliance with these non-compete provisions and any such severance payments must be returned by the executive officer to the Bank if he violates these non-compete provisions. Additionally, the executive officers may not during their employment and for one year thereafter induce or attempt to induce any person who is an employee of the Bank to leave the employ of the Bank or engage in any business that competes with the Bank. The executive officers further agree not to disclose to anyone inside or outside the Bank or use for their own benefit or the benefit of others any confidential, trade secret and proprietary information of the Bank.

              Under the employment agreements, "cause" means termination upon (a) material violation of a law or regulation that: (i) governs the executive officer's conduct as an officer of the Bank, or (ii) in the reasonable opinion of the Bank affects the executive officer's fitness to serve in his position, (b) substantial neglect of the executive officer's duties, (c) action or inaction, which materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, (d) dishonesty of a material nature, (e) failure to comply with material rules, regulations or policies of the Bank, (f) engaging in personal conduct which, when considering the executive officer's position with the Bank, would materially detract from its business reputation in the community served, (g) material breach of any material covenant or condition of the employment agreement, and (h) willful and material misconduct.

              In the event a Named Executive Officer is terminated in connection with a "change-in-control," as defined in his change-in-control agreement, the executive officer will be entitled to the severance benefits set forth in the change-in-control agreement, in lieu of the severance benefits set forth in his respective employment agreement.

              In addition, Mr. Hage has entered into a separate Revised Employment Agreement which will not become effective until July 1, 2011, as discussed under "Employment Agreements" above. The potential payments to be paid under such agreement are the same as under his current employment agreement, described above, except that if Mr. Hage is terminated without cause during the term of the agreement, he will continue to receive his base salary through December 31, 2011, as severance pay. Either the Bank or Mr. Hage may terminate the Revised Employment Agreement without cause upon written notice.

              Under the Revised Employment Agreement, "cause," which includes material violation of a law or regulation that either governs Mr. Hage's conduct as an officer of the Bank or in the reasonable opinion of the Bank affects Mr. Hage's fitness to serve in his position, substantial neglect of duties, action or inaction that materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, dishonesty of a material nature, failure to comply with material rules, regulations or policies of the Bank, engaging in personal conduct which when considering Mr. Hage's position with the Bank would materially detract from the Bank's business reputation in the community served, material breach of any material covenant of the Revised Employment Agreement, or willful and material misconduct.

              Change-In-Control Agreements.    The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into change-in-control agreements with each of the Named Executive Officers, which continues in effect while the executive officer is employed with the Bank; provided, however, that if the executive officer of the Bank gives notice of non-extension of his employment agreement, his change-in-control agreement will terminate when his employment agreement terminates. However, if such notice of non-extension is given by the Bank at a time when the Bank is actively negotiating a transaction with a third party that may result in a change-in-control or at a time when the stockholders of the Corporation are being solicited to vote for directors who would not be continuing directors and the election of such directors would effect a change-in-control, or at a time when the stockholders of the Corporation are being solicited to tender their shares in an offering that if successful would result in a change-in-control, the change-in-control agreement shall not terminated until nine months following the termination of his employment agreement.

              The Compensation Committee does not view the potential benefits conferred upon a change in control of the Corporation as additional elements of compensation due to the fact that a change in control may never occur. The Compensation Committee believes that these arrangements allow the Named Executive Officers to focus their attention and energy on the Corporation's business without any distractions regarding the effects of a change in control, and assists us in maximizing stockholder value by allowing the Named Executive Officers to participate in an objective review of any proposed transaction and whether such transaction is in the best interest of the stockholders.

              Following a "change-in-control" and upon termination of the executive officer's employment within 24 months following a change in control (a) by the Bank for any reason other than "cause," or (b) by the executive officer for "good reason," the executive officer will be entitled to the following benefits:

  •
  full annual base salary through the date of termination;

  •
  any incentive payment under the Bank's Short-Term Incentive Plan that he has a right to receive on the last day of the fiscal year prior to his date of termination;

  •
  any incentive payment under the Bank's Long-Term Incentive Plan that has accrued to him as of the first day of the month following his date of termination;

  •
  (1) for and during the period of time that the executive officer is eligible for and properly elects continued coverage under the Bank's health and dental plans, subsidized coverage as if the executive officer remained an active employee of the Bank but for no more than 36 months following the date of termination and only with respect to the level of health and dental insurance coverage in which the executive officer was enrolled (e.g., single or family); if the executive officer's continuation of coverage terminates for reasons other than nonpayment of the executive officer's share of the costs of the coverage or fraud before he has received 36 months of coverage, reimbursement of the executive officer for replacement health and dental coverage during the remainder of the 36 months following the date of termination, but only with respect to the level of health and dental coverage in which the executive officer was enrolled immediately prior to the notice of termination (e.g., single or family), and only in an amount up to the difference between the then COBRA premium charged by the Bank to continue COBRA and the amount that active employees are required to pay for their coverage, and (2) for up to 18 months after the date of termination, payment of the premiums due under executive officer's disability policy and life insurance policy into which the executive officer is permitted to convert his group term coverage, but only during the time and to the extent that he continues such coverage;

  •
  any benefits payable under the Excess Pension Plan;

  •
  certain out-placement counseling services not to exceed $10,000;

  •
  lump sum payment of $5,000 in lieu of reimbursement for certain financial planning and tax preparation expenses;

  •
  lump sum payment equal to the value of any other fringe benefits or perquisites provided to the executive officer immediately prior to the date of termination; and

  •
  acceleration of vesting of all outstanding awards under the 2002 Stock Plan in accordance with the terms thereof.

              In addition to the above, the Bank will pay a lump sum severance payment equal to a multiple times the sum of (a) the executive officer's annual base salary in effect at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater, and (b) the amount determined as follows: (i) the amount that the executive officer had accrued during the plan year under the Short-Term Incentive Plan as of the first of the month following the month in which the change-in-control occurred, annualized by dividing the amount accrued by the number of months from the start of the plan year to the first of the month following the month in which the change-in-control occurred multiplied by twelve; plus, (ii) the amount of each of the short-term incentive awards, if any, awarded to the executive officer in the three years immediately prior to the change-in-control divided by four. The multiple for Mr. Hage is 2.99, the multiple for Mr. Posegate is 2.0, and the multiple for each of Messrs. Brown, Gadberry, and Olthoff is 1.5. Such severance payments are conditioned upon compliance with the non-compete provisions of the executive officer's employment agreement and any payments made must be returned by the executive officer to the Bank if he violates such non-compete provisions.

              In addition to the above, Mr. Hage is entitled to payment in accordance with his Deferred Compensation Agreement and Messrs. Hage, Posegate and Brown are entitled to a lump sum payment equal to 18 months of membership dues of the country club(s) to which the executive officer is a member on the date of termination.

              No benefits are payable under the change-in-control agreements following a change-in-control if the executive officer is terminated because of his death, by the Bank for "cause," or by the executive officer other than for "good reason."

              The change-in-control agreement for Mr. Hage provides that if any amount or benefit to be paid or provided under such agreement would be an "excess parachute payment," within the meaning of Section 280G of the Internal Revenue Code, then the Bank will make a tax gross up payment to or on behalf of Mr. Hage that will be sufficient to pay in full any federal, state and local income taxes, social security and other employment taxes, and excise and additional excise taxes. The change-in-control agreements for each of Messrs. Posegate, Brown and Gadberry and Olthoff provide that if any payment or distribution (or portion thereof) by the Bank to or for the benefit of such executive officers would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code, then such payment or benefit will be reduced to an amount, not less than zero, that maximizes the aggregate present value of such payments or benefits without causing such to be nondeductible by the Bank.

              Under the change-in-control agreements, "change-in-control" means (a) a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such reporting requirement, (b) the public announcement by the Corporation or any person that such person has become the beneficial owner, directly or indirectly, of securities of the Corporation (i) representing 20% or more, but not more than 50%, of the combined voting power of the Corporation's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the continuing directors, or (ii) representing more than 50% of the combined voting power of the Corporation's then outstanding securities (regardless of any approval by the continuing directors); provided, however, that notwithstanding the foregoing, no change-in-control shall be deemed to have occurred by reason of the ownership of 20% or more of the total voting capital stock of the Corporation's then issued and outstanding by the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or of any subsidiary of the Corporation or any entity holding shares of its common stock organized, appointed or established for, or pursuant to the terms of, any such plan, (c) any acquisition of control as defined in 12 Code of Federal Regulations Section 574.4, or any successor regulation, of the Corporation which would require the filing of an application for acquisition of control or notice of change-in-control in a manner which is set forth in 12 CFR Section 574.3, or any successor regulation, (d) the continuing directors cease to constitute a majority of the Corporation's Board of Directors, or (e) the stockholders of the Corporation approve (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation stock would be converted into cash, securities or other property, other than a merger of the Corporation in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan of liquidation or dissolution of the Corporation.

              Under the change-in-control agreements, "cause" has the same meaning as set forth in the employment agreements, and as defined above in this Proxy Statement. However, under the change-in-control agreements, termination for "cause" will be proceeded by a fair and complete investigation, and for Mr. Hage, by a vote of the Bank's Board of Directors that there is "cause" under his change-in-control agreement.

              "Good reason" means termination by the executive officer upon the occurrence, without his express written consent, of any one of the more of the following: (a) the assignment to the executive officer of any duties inconsistent in any respect with the executive officer's position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the change-in-control or any other action of the Bank which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Bank promptly after receipt of notice thereof give by the executive officer, (b) a reduction by the Bank in the executive officer's base salary as in effect on the date hereof or as the same shall be increased from time-to-time, (c) the failure by the Bank to (i) continue in effect any material compensation or benefit plan, program, policy or practice in which the executive officer was participating at the time of the change-in-control, or (ii) provide the executive officer with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change-in-control (or as in effect following the change-in-control, if greater), (d) the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank to assume and agree to perform under the change-in-control agreement, and (e) any purported termination by the Bank of the executive officer's employment that is not effected pursuant to a "Notice of Termination." "Notice of Termination" means a written notice that (1) indicates the specific termination provision in the change-in-control agreement relied upon, (2) sets forth the date of termination, and (3) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the executive officer's employment under the provision so indicated.

              Short-Term Incentive Plan.    Except as provided below, if during the fiscal year of the Bank, a participant terminates his employment or if the Bank terminates the employment of the participant during that same period, all rights to an award under the plan for that year are forfeited. If the employment of a participant terminates after the end of the fiscal year, but before benefits earned during such year are paid, the rights to such benefits are not forfeited. If a participant dies, becomes disabled, retires, or is entitled to benefits under a change-in-control agreement during a plan year, they or their designated beneficiary will receive an incentive payment for the partial year based on the number of months from the start of the plan year to the first of the month following the month in which the death, disability, retirement, or the date of termination occurs, but only to the extent that an incentive payment is otherwise earned for the plan year.

              Long-Term Incentive Plan.    Except as provided below, if the employment of a participant terminates during the fiscal year for which performance is being measured and which might result in an award, all rights to an award under the plan are forfeited. If a participant dies during a plan year, they or their designated beneficiary will receive, in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first month following the month in which the death occurred, but only to the extent that any incentive payment is otherwise earned for the plan year. If a participant is entitled to benefits under a change-in-control agreement, the participant will receive, in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first day of the month following the month in which the date of termination occurs. Once stock appreciation rights, stock options and/or restricted stock have been awarded, the terms of the 2002 Stock Plan will control.

              2002 Stock Option and Incentive Plan and related Award Agreements.    In years prior to 2010, Messrs. Posegate, Brown, Gadberry and Olthoff were awarded stock options, stock appreciation rights and/or restricted stock under the 2002 Stock Plan, and Mr. Hage was awarded stock options and restricted stock under such plan. Under the terms of the 2002 Stock Plan and related award agreements, all unvested stock options, stock appreciation rights and restricted stock awards automatically fully vest upon the participant's death.

Payments Upon Termination

              The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our Named Executive Officers upon their termination, including their termination in connection with a change in control of the Corporation. The benefits set forth below are calculated as if the Named Executive Officer's termination occurred on June 30, 2010, the last business day of the 2010 fiscal year. Each Named Executive Officer is entitled to receive amounts earned during the term of his employment. These amounts include base salary, any accrued paid personal time off, any benefits that have accrued under the Short-Term Incentive Plan, Long-Term Incentive Plan, 401(k) Plan, ESOP, Pension Plan and Excess Pension and, in the case of Mr. Hage, his deferral account under the Deferred Compensation Agreement, and are not reflected in the below table. Consequently, the below table reflects only the additional compensation the Named Executive Officers are entitled to upon their termination.

              See (a) the "Grants of Plan-Based Awards for 2010" table for the amount of the Named Executive Officers' cash incentive awards earned in 2010 under the Corporation's Short-Term Incentive Plan and Long-Term Incentive Plan, as applicable, (b) the "2010 Pension Benefits" table for the actuarial present value of accumulated benefits payable to each of the Named Executive Officers under the Corporation's Pension Plan and Excess Pension Plan, and (c) the "Nonqualified Deferred Compensation for 2010" table for the amount of Mr. Hage's aggregate deferral account under the Deferred Compensation Agreement.

Named Executive Officer	Cash Severance Payment ($)		Acceleration of Outstanding Stock Options, SARs, and Restricted Stock Awards ($)		Other Benefits ($)		Total Termination Benefits ($)
Curtis L. Hage
Termination by Us for "Cause"	0		0		0		0
Termination by Us Without "Cause"	719,200		0		0		719,200
Termination by Mr. Hage with 60 days notice	29,967		0		19,967	[1]	49,934
Termination by Mr. Hage without 60 days notice	0		0		19,967	[1]	19,967
Termination by Us because of Disability	89,900		0		19,967	[1]	109,867
Termination because of Death	0		76,567	[2]	31,607	[3]	108,174
Termination because of Retirement	0		0		0		0
Termination following Change in Control	1,825,182	[4]	76,567	[5]	617,894	[6]	2,519,643
Darrel L. Posegate
Termination by Us for "Cause"	0		0		0		0
Termination by Us Without "Cause" with 60 days notice	478,400		0		0		478,400
Termination by Mr. Posegate with 60 days notice	19,933		0		0		19,933
Termination by Mr. Posegate without 60 days notice	0		0		0		0
Termination by Us because of Disability	59,800		0		0		59,800
Termination because of Death	0		79,414	[2]	0		79,414
Termination because of Retirement	0		0		0		0
Termination following Change in Control	854,540	[7]	79,414	[5]	48,186	[8]	982,139
David A. Brown
Termination by Us for "Cause"	0		0		0		0
Termination by Us Without "Cause" with 60 days notice	320,000		0		0		320,000
Termination by Mr. Brown with 60 days notice	13,333		0		0		13,333
Termination by Mr. Brown without 60 days notice	0		0		0		0
Termination by Us because of Disability	40,000		0		0		40,000
Termination because of Death	0		39,926	[2]	0		39,926
Termination because of Retirement	0		0		0		0
Termination following Change in Control	362,059	[9]	39,926	[5]	57,905	[10]	459,890
Jon M. Gadberry
Termination by Us for "Cause"	0		0		0		0
Termination by Us Without "Cause" with 60 days notice	280,000		0		0		280,000
Termination by Mr. Gadberry with 60 days notice	11,667		0		0		11,667
Termination by Mr. Gadberry without 60 days notice	0		0		0		0
Termination by Us because of Disability	35,000		0		0		35,000
Termination because of Death	0		14,742	[2]	0		14,742
Termination because of Retirement	0		0		0		0
Termination following Change in Control	229,013	[9]	14,742	[5]	49,318	[11]	293,072
Brent R. Olthoff
Termination by Us for "Cause"	0		0		0		0
Termination by Us Without "Cause" with 60 days notice	288,000		0		0		288,000
Termination by Mr. Olthoff with 60 days notice	12,000		0		0		12,000
Termination by Mr. Olthoff without 60 days notice	0		0		0		0
Termination by Us because of Disability	36,000		0		0		36,000
Termination because of Death	0		13,094	[2]	0		13,094
Termination because of Retirement	0		0		0		0
Termination following Change in Control	310,981	[9]	13,094	[5]	57,220	[12]	381,295

1Reflects additional interest that would accrue on Mr. Hage's deferral account balance until paid in full, assuming an annual rate of interest of 4.25%. See the narrative to the "Nonqualified Deferred Compensation" table for further discussion of this additional benefit under Mr. Hage's Deferred Compensation Agreement.

2Amount reflects the acceleration of vesting of all unvested stock options, stock appreciation rights and restricted stock awards upon death, but it excludes stock options and stock appreciation rights where the exercise price exceeds the closing sale price of our Common Stock on June 30, 2010.

3Amount reflects (a) the estimated additional benefit that Mr. Hage would be entitled to under his Deferred Compensation Agreement assuming he passed on June 30, 2010, which is before his normal retirement date (this amount is in addition to his aggregate deferral account of $630,682 as of June 30, 2010), and (b) estimated interest that would accrue on the deferral account balance until paid in full assuming an annual rate of interest of 4.25%. See the narrative to the "Nonqualified Deferred Compensation for 2010" table for further discussion of these additional benefits upon Mr. Hage's termination as a result of death.

4Reflects the amount that is the product of 2.99 times the sum of (a) the executive officer's 2010 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2010.

5Amount reflects the acceleration of vesting of all unvested stock options, stock appreciation rights and restricted stock awards upon a change-in-control, but it excludes stock options and stock appreciation rights where the exercise price exceeds the closing sales price of our Common Stock on June 30, 2010.

6Includes (a) health and dental insurance for 36 months (present value) of $22,599, (b) life, disability and welfare benefits for 18 months (present value) of $2,023, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, (e) country club dues for 18 months (present value) of $9,018 and (f) a tax gross up under Section 280G of the Internal Revenue Code of $569,254.

7Reflects the amount that is the product of 2 times the sum of (a) the executive officer's 2010 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2010.

8Includes (a) health and dental insurance for 36 months (present value) of $22,599, (b) life, disability and welfare benefits for 18 months (present value) of $1,569, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $9,018.

9Reflects the amount that is the product of 1.5 times the sum of (a) the executive officer's 2010 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2010.

10Includes (a) health and dental insurance for 36 months (present value) of $33,231, (b) life, disability and welfare benefits for 18 months (present value) of $1,168, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $8,507.

11Includes (a) health and dental insurance for 36 months (present value) of $33,231, (b) life, disability and welfare benefits for 18 months (present value) of $1,087, (c) out-placement counseling services of $10,000, and (d) financial planning and tax preparation expenses of $5,000.

12Includes (a) health and dental insurance for 36 months (present value) of $33,231, (b) life, disability and welfare benefits for 18 months (present value) of $1,039, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000 and (e) country club dues for 18 months (present value) of $7,950.

DIRECTOR COMPENSATION

              Each director of the Corporation is also a director of the Bank. In fiscal 2010, each non-employee director who served as a member of the Board of Directors during the entire fiscal year received an aggregate of 2,256 shares of restricted common stock pursuant to the 2002 Stock Plan. The Corporation's Certificate of Incorporation provides that no person will be eligible for election or reelection to the Board of Directors who beneficially owns less than 100 shares of the Corporation's Common Stock.

              Non-employee directors serving on either of the Personnel, Compensation and Benefits Committee or the Nominating and Corporate Governance Committee also receive a meeting fee of $400 for each committee meeting they attend. Non-employee directors serving on the Audit Committee (other than in the capacity of Chairman) receive a meeting fee of $600 for each committee meeting they attend, and the Chairman of the Audit Committee receives a fee of $800 for each meeting attended. In addition, Mr. Day received $20,800 for his service as Lead Director in fiscal year 2010.

              The following table reflects the compensation paid to the Corporation's non-employee directors for 2010. The compensation paid to Mr. Hage, the Corporation's Chairman, President and

Chief Executive Officer, is presented above in the Summary Compensation Table and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles T. Day	34,800	20,800	0	0	0	0	55,600
Christine E. Hamilton	13,000	20,800	0	0	0	0	33,800
Robert L. Hanson	11,400	20,800	0	0	0	0	32,200
David J. Horazdovsky	11,400	20,800	0	0	0	0	32,200
William G. Pederson[2]	21,803	20,800	0	0	0	0	21,803
Thomas L. Van Wyhe	15,400	20,800	0	0	0	0	36,200

1In 2010, each of the Corporation's non-employee directors received a restricted stock award of 2,256 shares of the Corporation's Common Stock. The aggregate grant date fair value of these 2010 restricted stock awards (computed in accordance with FASB ASC Topic 718, formerly FAS 123R, except no assumptions for forfeitures were included) was $20,800. Dividends are paid on restricted stock awards at the same rate as our Common Stock. The compensation expense recognized for financial statement reporting purposes during 2010 for each of the above directors was $17,333, except for Mr. Pederson's which was $6,933, in accordance with FASB ASC Topic 718 (formerly FAS 123R), except no assumptions for forfeitures were included. For additional information, refer to Note 16 of "Notes to Consolidated Financial Statements" in the Form 10-K. These restrictive stock grants were made under the 2002 Stock Plan and vest on the first anniversary of their grant date. As of June 30, 2010, the Corporation's non-employee directors held the following shares of unvested restricted stock: Day—2,256; Hamilton—2,256; Hanson—2,256; Horazdvosky—2,256; and Van Wyhe—2,256.

2Mr. Pederson resigned from the Board of Directors effective May 10, 2010. He received cash compensation of $11,503 in recognition of his service to the Board of Directors for the period from July 1, 2009 through May 10, 2010. His unvested stock awards, totaling 2,256 shares, were forfeited upon his resignation.

Personnel, Compensation and Benefits Committee Interlocks and Insider Participation

              As stated above, in fiscal 2010, the members of the Compensation Committee were Ms. Hamilton, Mr. Day and Mr. Van Wyhe. During fiscal 2010, none of the Corporation's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity one of whose executive officers served on the Corporation's Compensation Committee or Board of Directors. No current or past officer or employee of the Corporation or any of its subsidiaries served on the Corporation's Compensation Committee during fiscal 2010. No member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, other than described in this Proxy Statement under the section "Transactions with Related Persons" set forth below.

Transactions With Related Persons

              The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower's residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee-employer relationship.

              Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act. Loans by the Bank to its officers and directors are also subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank and federal laws that require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

Policy on Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors has adopted a written policy with respect to transactions involving the Bank and "related persons" (generally the executive officers (anyone in the position of senior vice president and above), directors and principal stockholders and their immediate family members). All employee loans (other than loans to related persons) must be approved by a senior vice president authorized to grant credit, and all loans to related persons require prior approval by the Audit Committee.

              The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested members of the Audit Committee.

              Additionally, all transactions with affiliates (an affiliate of a savings association includes the parent company, which controls the savings association and any other company that is controlled by the parent company, which controls the savings association) require the prior approval of a member of the executive management team.

PROPOSAL NO. II—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has approved Eide Bailly, LLP ("Eide") as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011. The Board of Directors seeks an indication from the Corporation's stockholders of their approval or disapproval of the Audit Committee's selection of Eide as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011.

              Eide has provided services to the Corporation since fiscal year 2005, which included, among other things, the examination of the Corporation's Annual Report on Form 10-K and reviews of the Corporation's Quarterly Reports on Form 10-Q. A representative of Eide is expected to be present at the Meeting, will have an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. If our stockholders do not ratify the appointment of Eide at the Meeting, the Audit Committee will consider such event in its selection of the Corporation's independent registered public accounting firm for the 2012 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2011 fiscal year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

Audit Committee Pre-Approval Policies

              Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. The Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved. During the fiscal year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Corporation will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the entire Audit Committee at its next scheduled meeting.

              During the fiscal year ended June 30, 2010, all services rendered by Eide, total amounts for which are set forth below, were pre-approved by the Audit Committee in compliance with these procedures.

              Eide served as the Corporation's independent registered public accounting firm for the fiscal year ended June 30, 2010, and fiscal year ended June 30, 2009. Fees billed to the Corporation by Eide for fiscal year 2010 and 2009 are set forth below.

    Fees for Fiscal Year Ended June 30, 2010

              Audit Fees.    Eide billed a total amount of $152,828 for "Audit Fees", which fees related to (i) the audit of the Corporation's annual financial statements and related attestation services for the fiscal year ended June 30, 2010, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2010 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls (FDICIA).

              Audit-Related Fees.    Eide billed a total amount of $24,380 for "Audit-Related Fees," which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2010, (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program, and (iii) the audit performed for the U.S. Department of Education related to the origination and servicing of student loans.

              Tax Fees.    Eide performed no professional tax services for the fiscal year ended June 30, 2010.

              All Other Fees.    Eide billed a total amount of $65,777 for "All Other Fees," which fees related to employment background screenings and review of the Corporation's Registration Statement on Form S-1.

    Fees for Fiscal Year Ended June 30, 2009

              Audit Fees.    Eide billed a total amount of $142,150 for "Audit Fees," which fees related to (i) the audit of the Corporation's annual financial statements for the fiscal year ended June 30,

2009, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2009 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls (FDICIA).

              Audit-Related Fees.    Eide billed a total amount of $29,050 for "Audit-Related Fees," which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2009, and (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program.

              Tax Fees.    Eide performed no professional tax services for the fiscal year ended June 30, 2009.

              All Other Fees.    Eide billed a total amount of $44,150 for "All Other Fees," which fees related to employment background screenings and Sarbanes-Oxley consulting.

              The Audit Committee considers the provision of services referenced above to be compatible with maintaining Eide's independence.

Report of the Audit Committee

              The Audit Committee of the Board of Directors is responsible for, among other things, providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom is an independent director as defined in the NASDAQ Marketplace Rules and Rule 10A-3(b)(1)(ii) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee operates pursuant to a written charter approved by the Board of Directors.

              Management is responsible for the Corporation's internal controls and financial reporting process. The Corporation's independent registered public accounting firm, Eide Bailly, LLP, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for expressing an opinion on the conformity of such financial statements to U.S. generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee met with management and Eide Bailly, LLP to review and discuss the Corporation's audited financial statements for the fiscal year ended June 30, 2010. The Audit Committee discussed with Eide Bailly, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. The Audit Committee also received written disclosures and the letter from Eide Bailly, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee has discussed with Eide Bailly, LLP that firm's independence.

              Based upon the Audit Committee's discussions with management and Eide Bailly, LLP and based upon the Audit Committee's review of the representations of management and Eide Bailly, LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

HF Financial Corp. Audit Committee

2010 Members

Robert L. Hanson (Chair)
Charles T. Day
Thomas L. Van Wyhe

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's Common Stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

              Based solely on a review of the copies of such reports furnished to the Corporation and written representations from its executive officers and directors that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 2010, all of its officers, directors and greater than 10% beneficial owners have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended June 30, 2010, except that Mary F. Hitzemann, the Bank's Senior Vice President / Human Resources, failed to timely report transactions on one Form 4 related to 401(k) holdings.

CODE OF CONDUCT AND ETHICS

              The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of the Corporation's directors, officers and employees, including its principal executive officer and principal financial and accounting officer. The full text of the Code of Conduct and Ethics is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com. Amendments and modifications to, and waivers of, the Code of Conduct and Ethics will be promptly disclosed by the Corporation, to the extent required under the Exchange Act and the NASDAQ Marketplace Rules, on a current report on Form 8-K.

STOCKHOLDER PROPOSALS

              In order to be eligible for inclusion in the Corporation's proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 15, 2011. Proposals submitted after June 15, 2011 will not be timely filed with the Corporation. Any such proposals must also be in accordance with the provisions of Rule 14a-8 of the Exchange Act, as supplemented or modified. Stockholders who intend to present a proposal at next year's annual meeting of stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with written notice of such proposal no earlier than July 20, 2011 and no later than August 19, 2011. Notice of proposals submitted earlier than July 20, 2011 or after August 19, 2011, will not be timely filed with the Corporation. This notice must also contain the information required by our Bylaws. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the Corporation's Bylaws and other applicable laws and regulations.

ANNUAL REPORT

              The Corporation's Summary Report to Stockholders and Annual Report on Form 10-K for the fiscal year ending June 30, 2010, including financial statements, is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

              The Board of Directors does not intend to bring before the Meeting any business other than the election of directors and ratification of the selection of Eide Bailly, LLP as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011 as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to in this Proxy Statement should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

Pamela F. Russo Corporate Secretary

Sioux Falls, South Dakota
October 13, 2010

10-1079 HF Financial Corp. — Proxy Card Proof 5 — 10/12/10 — 11:50 80148-1 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/hffc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. HF FINANCIAL CORP. Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS II DIRECTOR NOMINEES LISTED BELOW AND THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP. Nominees: FOR AGAINST ABSTAIN ITEM 1. To elect as directors the Class II director nominees listed ITEM 2. To ratify the appointment of Eide Bailly, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2011. 01 Charles T. Day 02 Robert L. Hanson Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date * INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below. FOR ALL WITHHOLD FOR ALL *FOR ALL EXCEPT k197405:10-1079 HF Financial Corp. PC 5 10/12/10 11:52 AM Page 1

10-1079 HF Financial Corp. — Proxy Card Proof 5 — 10/12/10 — 11:50 80148-1 You can now access your HF Financial Corp. account online. Access your HF Financial Corp. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for HF Financial Corp., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-984-9012 Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on November 17, 2010. The proxy materials for the Corporation's Annual Meeting of Stockholders, including the 2010 Annual Report on Form 10-K, Proxy Statement and any other additional soliciting materials, are available over the Internet at: http://bnymellon.mobular.net/bnymellon/hffc PROXY PROXY CARD HF FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 17, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Curtis L. Hage, Christine E. Hamilton, David J. Horazdovsky and Thomas L. Van Wyhe each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp. (the “Corporation”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held on November 17, 2010, at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota 57107, at 2:00 p.m., Central Standard Time, and at any and all adjournments or postponements thereof, as specified on the reverse side of this proxy. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND FOR THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) k197405:10-1079 HF Financial Corp. PC 5 10/12/10 11:52 AM Page 2

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on November 17, 2010
ANNUAL MEETING OF STOCKHOLDERS November 17, 2010
PROPOSAL I—ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL NO. II—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS